Exhibit 10.41

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 21 MARCH 2014

FOR

MARKIT GROUP HOLDINGS LIMITED

THE COMPANY

ARRANGED BY

BARCLAYS BANK PLC

HSBC BANK PLC

ROYAL BANK OF CANADA

AND

THE ROYAL BANK OF SCOTLAND PLC

WITH

HSBC BANK PLC

ACTING AS AGENT

RELATING TO A MULTICURRENCY

REVOLVING FACILITY AGREEMENT

DATED 16 JULY 2012

THIS AGREEMENT is dated 21 March 2014 and made

BETWEEN:

(1)	MARKIT GROUP HOLDINGS LIMITED (the “Company”);

(2)	MARKIT GROUP HOLDINGS LIMITED as borrower (the “Borrower”);

(3)	THE SUBSIDIARIES of the Company listed in Schedule 1 as guarantors (together with the Company, the “Guarantors”);

(4)	BARCLAYS BANK PLC, HSBC BANK PLC, ROYAL BANK OF CANADA and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers and bookrunners (whether acting individually or together the “Arranger”);

(5)	THE LENDERS (as defined in the Original Facility Agreement);

(6)	ROYAL BANK OF CANADA (the “New Lender”); and

(7)	HSBC BANK PLC as agent of the other Finance Parties (the “Agent”).

RECITALS:

(A)	Pursuant to an English law governed accession letter dated 29 April 2013, Markit Luxembourg S.à r.l. acceded to the Original Facility Agreement as an Additional Guarantor. Pursuant to, and as a result of, such accession, certain changes and additions were made to the Original Facility Agreement, in particular its Clause 18 (Guarantee and Indemnity).

(B)	The Company, Borrower, Guarantors, Arranger, Lenders and Agent are parties to the Original Facility Agreement and have agreed to amend and restate the Original Facility Agreement. The New Lender has agreed to become a party to the Amended Facility Agreement and assume the Commitment detailed against its name in Part II (The Original Lenders) of Schedule 1 (The Original Parties) of the Amended Facility Agreement. The New Guarantor shall become a Guarantor upon the Effective Date on the terms of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended and restated by this Agreement.

“Effective Date” means the date on which the Agent confirms to the Effective Date Lenders and the Company that it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent.

“Effective Date Lender” means each of the Lenders (as defined in the Original Facility Agreement) and the New Lender.

“Guarantee Obligations” means the guarantee and indemnity obligations of a Guarantor contained in the Original Facility Agreement.

“New Guarantor” means thinkFolio Ltd, a limited liability company incorporated in England and Wales with registered number 04190478.

“Obligors” means the companies listed in Schedule 1.

“Original Facility Agreement” means the multicurrency revolving facility agreement dated 16 July 2012 (as subsequently amended prior to the date of this Agreement) between the Company, the Borrower, the Guarantors, the Agent, the Arranger and the Lenders.

“Restatement Fee Letter” means the Fee Letter relating to the fees referred to in clause 12.4 (Amendment and restatement fee) of the Amended Facility Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of this Agreement; and

(b)	the Effective Date,

and references to “this Agreement” in the Repeating Representations should be construed as references to this Agreement and to the Original Facility Agreement and on the Effective Date, to the Amended Facility Agreement.

3.	ACCESSION OF THE NEW GUARANTOR

3.1	Accession of the New Guarantor

(a)	With effect from (and including) the Effective Date, the New Guarantor agrees to become an Additional Guarantor and to be bound by the terms of the Amended Facility Agreement as an Additional Guarantor pursuant to Clause 26.5 (Additional Guarantors) of the Amended Facility Agreement.

(b)	thinkFolio Ltd is a company duly incorporated under the laws of England and Wales and its administrative details are as follows:

Address:	c/o Markit, 4th floor, 25 Ropemaker Street, London EC2Y 9LY

(c)	Notwithstanding the requirement at Clause 20.8(c) (“Know your customer” checks) of the Amended Facility Agreement, that the Company shall, by not less than 10 Business Days notice, notify the Agent of its intention to request that one of its Subsidiaries becomes an Additional Obligor, the Agent, the Company and the Lenders hereby waive such requirement.

(d)	The Agent, the Company and the Lenders hereby agree that the requirement for the New Guarantor to satisfy the requirements at Part II of Schedule 2 (Conditions Precedent) of the Amended Facility Agreement, will be replaced by the satisfaction of the conditions precedent at Schedule 2 (Conditions Precedent) to this Agreement.

(e)	This Clause 3 shall take effect as an Accession Letter.

4.	RESTATEMENT OF THE ORIGINAL FACILITY AGREEMENT

(a)	With effect from (and including) the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

(b)	The parties to this Agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Amended Facility Agreement.

5.	EFFECTIVE DATE

The Agent will notify the Effective Date Lenders and the Company promptly when it has received each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

6.2	Confirmation of Guarantee Obligations

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facility Agreement shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 4 (Restatement of the Original Facility Agreement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facility Agreement) subject, in each case, to the limitations set forth in Clause 18.11 (Guarantee Limitations) of the Amended Facility Agreement.

6.3	Further assurance

Each Obligor, shall, at the request of the Agent and at such Obligor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.	COSTS AND EXPENSES

The Company shall, within five Business Days of demand, pay the Agent, the Arranger and the Effective Date Lenders the amount of all reasonable costs and expenses (including, but not limited to, reasonable legal fees) subject to any cap agreed before the date of this Agreement plus VAT or other similar taxes (if applicable) incurred by any of them in connection with the negotiation, preparation and printing and execution of this Agreement and any other documents referred to in this Agreement.

8.	MISCELLANEOUS

8.1	Incorporation of terms

The provisions of Clause 31 (Notices), Clause 33 (Partial invalidity), Clause 34 (Remedies and waivers), Clause 40 (Enforcement) and Clause 41 (Wavier of Jury Trial) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

8.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been executed as a deed by thinkFolio Ltd and is entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE OBLIGORS

Name of Borrower	Registration number (or equivalent, if any)
Markit Group Holdings Limited	06240773

Name of Guarantor	Registration number (or equivalent, if any)
Markit Group Holdings Limited	06240773

Markit Group Limited	04185146

Markit Valuations Limited	03352562

Markit Equities Limited	03771325

Markit North America, Inc.	Delaware incorporated

Markit Indices Limited	04215405

Markit Economics Limited	02610943

Markit Securities Finance Analytics Limited (previously called Data Explorers Limited)	03492630

Markit WSO Corporation	Texas incorporated

Markit EDM Limited (previously called Cadis Software Limited)	05581696

Markit EDM Hub Limited (previously called Cadis Software Hub Limited)	02415370

Markit on Demand, Inc.	Delaware incorporated

Markit Securities Finance Analytics Inc. (previously called Data Explorers Incorporated)	Delaware incorporated

Markit Analytics Inc.	3456561

Markit Luxembourg S.à r.l. (a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 12, rue Guillaume Schneider, L-2522 Luxembourg, registered with the Luxembourg Trade and Companies Register under the number B 175342) with share capital of USD35,233,500	B175342

Name of Guarantor	Registration number (or equivalent, if any)

MarkitSERV, LLC	Delaware Incorporated

MarkitSERV Limited	04027741

MarkitSERV FX Limited	02828186

thinkFolio Ltd	04190478

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Original Obligors

(a)	A copy of the constitutional documents of each Obligor (including in relation to the Luxembourg Guarantor an up-to-date excerpt and certificate of non-inscription of judicial decisions dated as at a date no earlier than the date of this Agreement).

(b)	A copy of a resolution of the board of directors or other appropriate governing body of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and the Finance Documents to which it is a party and resolving that it execute this Agreement and the Finance Documents to which it is a party,

(ii)	authorising a specified person or persons to execute this Agreement and the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	If applicable (it being acknowledged that this paragraph (d) is not applicable in the case of any US Obligors Canadian Obligors or Luxembourg Obligors), a copy of a resolution signed by all the holders of the issued shares in each Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, this Agreement and the Finance Documents to which such person is a party.

(e)	A certificate of each Obligor (signed by a director or authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

(f)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Effective Date of this Agreement.

(g)	In relation to any Obligor incorporated or organised in a state of the U.S. or the District of Columbia, a copy of a good standing certificate (or, in the case of an Obligor incorporated in Texas, other appropriate certificate of status and/or existence, to the extent available) issued on or prior to the Effective Date by the Secretary of State or other appropriate official of each such Obligor’s jurisdiction of incorporation or organisation.

(h)	A certificate in form and substance satisfactory to the Agent of an authorized officer of each U.S. Obligor as to the solvency of such U.S. Obligor.

(i)	In relation to any Canadian Obligor, a copy of a certificate of compliance or status or similar certificate with respect to such Canadian Obligor issued by the applicable governmental authority.

2.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Effective Date Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance, Luxembourg, legal advisers to the Arranger and the Agent, substantially in the form distributed to the Effective Date Lenders prior to signing this Agreement.

(c)	A legal opinion of the Fasken Martineau DuMoulin LLP, Canadian legal advisers to the Arranger and the Agent, substantially in the form distributed to the Effective Date Lenders prior to signing this Agreement.

(d)	A legal opinion of the Andrews Kurth LLP, Texan legal advisers to the Arranger and the Agent, substantially in the form distributed to the Effective Date Lenders prior to signing this Agreement.

(e)	A legal opinion of Clifford Chance US LLP, legal advisers to the Arranger and the Agent, substantially in the form distributed to the Effective Date Lenders prior to signing this Agreement.

3.	Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement.

(b)	The Restatement Fee Letter executed by the parties thereto.

4.	Other documents and evidence

(a)	The Group Structure Chart.

(b)	Confirmation by each of the Effective Date Lenders of satisfaction with all applicable “know your customer” requirements.

(c)

A certificate of the Company signed by a director addressed to the Finance Parties confirming which companies within the Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 21.1 (Financial definitions), and by reference to the last Relevant Period) of the Original Facility Agreement and aggregate turnover of the Guarantors (in each case calculated on a consolidated basis and excluding all intra-Group items) exceeds 80% of the EBITDA (as defined in Clause 21.1 (Financial definitions) of the Original Facility Agreement), and consolidated turnover of the Group, in each case pro forma of the resignations of BOAT Services Limited and Markit Securities Finance Analytics Consulting Limited, as at the last date of such Relevant Period.

(d)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) of the Amended Facility Agreement have been or will be paid on or prior to the Effective Date.

(e)	The latest audited financial statements for the New Guarantor.

(f)	A copy of a resolution of the board of directors of MarkitSERV Holdings Limited approving the entry of MarkitSERV Holdings Limited as a member into a LLC consent in respect of the entry by MarkitSERV, LLC into this Agreement.

(g)	A copy of a resolution of the board of directors of Markit North America Inc, approving the entry of Markit North America Inc, as a member into a LLC consent in respect of the entry by MarkitSERV, LLC into this Agreement.

(h)	A duly executed Resignation Letter from each of BOAT Services Limited and Markit Securities Finance Analytics Consulting Limited.

SCHEDULE 3

RESTATED AGREEMENT

US$1,050,000,000

FACILITY AGREEMENT

DATED 16 JULY 2012

AS AMENDED AND RESTATED ON 21 MARCH 2014

FOR

MARKIT GROUP HOLDINGS LIMITED

ARRANGED BY

BARCLAYS BANK PLC

HSBC BANK PLC

ROYAL BANK OF CANADA

AND

THE ROYAL BANK OF SCOTLAND PLC

WITH

HSBC BANK PLC

ACTING AS AGENT

MULTICURRENCY REVOLVING FACILITY

AGREEMENT

35.	Remedies and Waivers	147

36.	Amendments and Waivers	148

37.	Confidentiality	151

38.	USA Patriot Act and other Legislation	157

39.	Counterparts	157

40.	Governing Law	158

41.	Enforcement	158

42.	Waiver of Jury Trial	158

Schedule 1 The Original Parties		160

Part I The Original Obligors		160

Part II The Original Lenders		161

Schedule 2 Conditions Precedent		162

Part I Conditions Precedent to Initial Utilisation		162

Part II Conditions Precedent required to be delivered by an Additional Obligor		165

THIS AGREEMENT is dated 16 July 2012 as amended on 18 July 2012 and as amended and supplemented on 29 April 2013 and as amended and restated on 21 March 2014 and made between:

(1)	MARKIT GROUP HOLDINGS LIMITED (“MGHL”);

(2)	THE SUBSIDIARIES of MGHL listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with MGHL the “Original Borrowers”);

(3)	THE SUBSIDIARIES of MGHL listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company the “Original Guarantors”);

(4)	BARCLAYS BANK PLC, HSBC BANK PLC, ROYAL BANK OF CANADA and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers and bookrunners (whether acting individually or together the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); and

(6)	HSBC BANK PLC as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	a Lender or an Affiliate of a Lender;

(b)	a bank or financial institution which has a rating for its short-term unsecured and non credit-enhanced debt obligations of “A-1” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “P-1” or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Amendment and Restatement Agreement” means the amendment and restatement agreement relating to this Agreement dated 21 March 2014 and made between, among others, Markit Group Holdings Limited and the Lenders.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date.

“Available Commitment” means a Lender’s Commitment minus (subject as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation, that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Case Model” means the financial model including income statement, projected balance sheet and cashflow projections in agreed form relating to the Group and delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“Base Currency” means dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of that Loan.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means the budget to be delivered pursuant to Clause 20.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Canadian Obligor” means an Obligor incorporated under the laws of Canada or any province or territory thereof.

“Capital Expenditure” has the meaning given to that term in Clause 21.1 (Financial definitions).

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand or, in relation to a cash deposit, within 7 Business Days of demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except for any Security permitted under paragraph (b) of the definition of Permitted Security; and

(d)	the cash is capable of being applied or made available to be applied in repayment or prepayment of the Facilities within 7 Business Days.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within six months after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or Germany or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(d)	for which a recognised trading market exists;

(e)	issued by an issuer incorporated in the United States of America, the United Kingdom or Germany;

(f)	which matures within one year after the relevant date of calculation; and

(g)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(h)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(i)	any investment in money market funds (where such funds (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited and (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (h) above) which can be turned into cash on not more than 30 days’ notice; or

(j)	any other debt security approved by the Majority Lenders,

in each case to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Code” means, on any date, the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time and the regulations promulgated and the rulings issued thereunder, all as the same may be in effect at such date.

“Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (New Commitments); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (New Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commodity Exchange Act” means the U.S. Commodity Exchange Act (7 U.S.C. § I et seq), as amended from time to time, and any successor statute.

“Company” means MGHL or, following a Topco Substitution, Topco.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility (including any Funding Rate or Reference Bank Quotation) of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

“control” shall have the meaning set out in paragraph (b) of Clause 8.2 (Change of control).

“CTA” means the Corporation Tax Act 2009.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and,

(C)	payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disposal Proceeds” has the meaning given to such term in Clause 8.6 (Permitted Disposals).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch FSA” means the Financial Supervision Act (Wet op het financieel toezicht), including any regulations issued pursuant thereto.

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“EURIBOR” means in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

(iii)	the Reference Bank Rate,

as of, in the case of paragraphs (a) and 0 above, the Specified Time on the Quotation Day for the offering of deposits in euro for a period equal in length to the Interest Period of the relevant Loan.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Swap Obligation is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time of the guarantee of such Guarantor. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall only apply to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Existing Facility” means the US$350,000,000 multicurrency revolving facility made available by HSBC Bank plc to the Group pursuant to a facility agreement dated 23 December 2009 as amended and restated on 27 March 2012.

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Increase” has the meaning given to it in Clause 2.3 (New Commitments).

“Facility Increase Lender” has the meaning given to it in Clause 2.3 (New Commitments).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement, or on or about the date of the Amendment and Restatement Agreement, in each case between the Arranger and MGHL (or the Agent and MGHL) setting out any of the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Hedging Agreement, any Increase Confirmation, any Upsize Notice and any other document designated as a “Finance Document” by the Agent and the Company provided that where the term “Finance Document” is used in, and construed for the purposes of this Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of “Material Adverse Effect”;

(b)	paragraph (a)(iii) of Clause 1.2 (Construction);

(c)	Clause 18 (Guarantee and Indemnity); and

(d)	Clause 23 (Events of Default) (other than Clause 23.14 (Repudiation and rescission of agreements) and Clause 23.17 (Acceleration)).

“Finance Group” means the Group and including any Joint Venture which is treated as a subsidiary undertaking under IFRS.

“Finance Lease” shall have the meaning set out in Clause 21.1 (Financial definitions).

“Finance Party” means the Agent, the Arranger, a Hedge Counterparty or a Lender provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	paragraph (c) of the definition of “Material Adverse Effect”;

(b)	paragraph (a)(i) of Clause 1.2 (Construction); and

(c)	Clause 18 (Guarantee and Indemnity).

“Financial Half Year Date” has the meaning given to it in Clause 21.1 (Financial definitions).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) (but, for the avoidance of doubt, excluding any liabilities of any member of the Group relating to any post retirement benefit scheme or health care scheme) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (but other than Trade Instruments);

(i)	any amount raised by the issue of redeemable shares which are capable of being redeemed (other than at the option of the issuer) prior to the Termination Date;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance (and excluding, for the avoidance of doubt, any earn out provisions which are not intended to raise finance); and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Year” means the annual accounting period of the Finance Group ending on or about 31 December in each year.

“Flotation” means:

(a)	a successful application being made for the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to the Official List of the UK Listing Authority and the admission of any part of the share capital of any member of the Group (or Holding Company of any member of the Group) to trading on the London Stock Exchange plc;

(b)	an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the share capital of any member of the Group (or Holding Company of any member of the Group) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act and listing of the share capital of any member of the Group (or Holding Company of any member of the Group) on the New York Stock Exchange or quoting on the NASDAQ Global Markets or listing or quoting on any other U.S. securities exchange or similar; or

(c)	the grant of permission to deal in any part of the issued share capital of any member of the Group (or Holding Company of any member of the Group) on the Alternative Investment Market or the European Acquisition of Securities Dealers Automated Quotation System or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country.

“Funding Rate” means any rate notified to the Agent by a Lender pursuant to paragraph (a)(ii) of Clause 11.2 (Market disruption).

“GAAP” means generally accepted accounting principles in the United Kingdom including IFRS.

“Group” means the Company and its Subsidiaries for the time being but excluding for the avoidance of doubt, any Permitted Joint Venture and any of its Subsidiaries from time to time (unless, any such Permitted Joint Venture becomes a wholly owned Subsidiary of the Company).

“Group Structure Chart” means a group structure chart showing:

(a)	each entity that is a member of the Finance Group and its jurisdiction of incorporation;

(b)	any Joint Ventures in which any member of the Finance Group has an interest;

(c)	that all members of the Finance Group (other than those indicated on the chart) are wholly-owned Subsidiaries of the Company.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Hedge Counterparty” means, subject to Clause 25.2 (Resignation of Hedge Counterparties) any Lender which has become a Party as a Hedge Counterparty pursuant to Clause 25.1 (Accession of Hedge Counterparties).

“Hedge Counterparty Accession Deed” means an accession deed substantially in the form set out in Schedule 14 (Form of Hedge Counterparty Accession Deed).

“Hedge Counterparty Resignation Letter” means a resignation letter substantially in the form set out at Schedule 15 (Form of Hedge Counterparty Resignation Letter).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a member of the Group and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks permitted under Clause 22.19 (Treasury Transactions).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within three Business Days of its due date; or

(iii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in each Increase Confirmation and includes a Facility Increase Lender.

“Information Pack” means the following information in respect of the Group provided to the Original Lenders on the dates indicated in parentheses below:

(a)	valuation 2011 (11 May 2012);

(b)	annual review 2011 and 2012 annual plan (11 May 2012);

(c)	corporate overview May 2012 (11 May 2012);

(d)	shareholder agreement summary (11 May 2012);

(e)	detailed Monthly profit and loss, cashflow and balance sheet forecasts 2012-2014 and quarterly financial covenant tests (29 May 2012);

(f)	reconciliations of 2009, 2010 and 2011 EBITDA to statutory accounts (16 May 2012);

(g)	2011 revenue and EBITDA - pre transfer pricing (29 May 2012);

(h)	walkthrough/presentation by segment of 2011 forecast run rate to 2012 run rate (29 May 2012);

(i)	average term of contracts/licences (29 May 2012);

(j)	historic renewal rates for licences (29 May 2012);

(k)	percentage of contracts on auto-renewal terms and details of any termination clauses within contracts (29 May 2012);

(l)	main reasons for customers terminating contracts (29 May 2012);

(m)	terminations/non renewals by segment (29 May 2012);

(n)	run rate revenue by top ten clients (29 May 2012);

(o)	cross selling of products for largest customers (29 May 2012); and

(p)	April 2012 management report (12 June 2012).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of The Banking Act 2009 and/or has instructed against it a bank insolvency proceeding pursuant to Part 1 of The Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of The Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Interest Cover” shall have the meaning set out in Clause 21.1 (Financial definitions).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis using the method recommended by the International Swaps and Derivatives Association (ISDA) between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

(c)	each as of the Specified Time on the Quotation Day for the currency of that Loan.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that any additional interest or other obligation imposed under any relevant agreement may be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant if the court itself has made an order for costs;

(e)	similar principles, rights and defences under the laws of any jurisdiction of incorporation of any Obligor; and

(f)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 26 (Changes to the Obligors).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase), Clause 2.3 (New Commitments) or Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

(iii)	the Reference Bank Rate,

as of, in the case of paragraphs (a) and 0 above, the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period equal in length to the Interest Period of the relevant Loan.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction).

“Margin” means in relation to any Loan or any Unpaid Sum, 0.75 per cent. per annum;

but if:

(a)	no Event of Default has occurred and is continuing; and

(b)	Total Leverage in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan will be the percentage per annum set out below in the column opposite that range:

Total Leverage	Margin % p.a.
Greater than or equal to 2.50:1	1.750
Less than to 2.50:1 but greater than or equal to 2.00:1	1.250
Less than 2.00:1 but greater than or equal to 1.50:1	1.000
Less than 1.50:1 but greater than or equal to 1.00:1	0.875
Less than 1.00:1	0.750

However:

(i)	any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) which is five Business Days following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate);

(ii)	if the Company fails to deliver a Compliance Certificate or an Event of Default is continuing, the Margin for each Loan shall be 1.75 per cent. per annum until such Compliance Certificate is delivered and/or no Event of Default is continuing; and

(iii)	for the purpose of determining the Margin, Total Leverage and Relevant Period shall be determined in accordance with Clause 21.1 (Financial Definitions).

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, assets or financial condition of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents (having regard to any funds which can be readily made available to it by any other member of the Group) and/ or its obligations under Clause 21.2 (Financial condition) of this Agreement provided that in relation to a Hedging Agreement this limb (b) only applies where the aggregate amount owed by the relevant Obligor to the Hedge Counterparty under the Hedging Agreement is more than US$10,000,000 (or its equivalent in any other currency or currencies) on a marked-to-market basis; or

(c)	the validity, enforceability, or effectiveness of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Company” means, at any time, a Subsidiary of the Company (excluding for all purposes in this calculation any Permitted Joint Venture and any of its Subsidiaries from time to time (unless any such Permitted Joint Venture becomes a wholly owned Subsidiary of the Company)) which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) or has turnover (excluding intra group items) representing 10 per cent. or more of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA but with all references to “Finance Group” replaced with references to “Group”) or turnover of the Group calculated on a consolidated basis determined quarterly (or, following a Flotation, semi-annually) by reference to the most recent Compliance Certificate supplied by the Company.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 24 (Changes to the Lenders).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)	in relation to MGHL, the audited consolidated financial statements of the Finance Group for the financial year ended 31 December 2011;

(b)	in relation to each of Markit Securities Finance Analytics Limited and Markit Securities Finance Analytics Consulting Limited, its audited or unaudited financial statements (as applicable in accordance with paragraph (b) of Clause 20.1 (Financial statements)) for its financial year ended 30 June 2011; and

(c)	in relation to each other Original Obligor, its audited or unaudited financial statements (as applicable in accordance with paragraph (b) of Clause 20.1 (Financial statements)) for its financial year ended 31 December 2011.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Acquisition” means:

(a)	acquisitions where the consideration is funded solely by the issue of shares in the Company;

(b)	acquisitions where the cash consideration (or, in the case of the incorporation of a company, the subscription of shares for cash) payable, or subscribed for, by the relevant member of the Group less any cash amount raised by way of the issue of shares in the Company does not exceed US$425,000,000 (or its equivalent in other currencies) (subject to an aggregate limit of US$725,000,000 (or its equivalent in other currencies) in any one Financial Year);

(c)	acquisitions where cash consideration is more than US$425,000,000 or where the aggregate limit of US$725,000,000 under paragraph (b) above would be exceeded provided that at least 21 days but no more than 60 days before the proposed acquisition, the Company provides a certificate (in form and substance satisfactory to the Agent) signed by any two of a director(s), Group finance director or chief financial officer of the Company and showing, in reasonable detail, that (assuming that the acquisition had occurred and on a pro forma basis):

(i)	Interest Cover is not projected to be less than 4:1; and

(ii)	Total Leverage is not projected to exceed 2:1,

in each case, on each of the next four Quarter Dates (or, following a Flotation, the next two Financial Half Year Dates) following the proposed date of completion of the acquisition. The projections and assumptions on which such calculations are based shall be subject to the approval of the Agent acting on the instructions of the Majority Lenders (acting reasonably) provided that if the Agent objects to any such projections, assumptions or calculations, it must concurrently provide to the Borrower supporting documentation and explanation;

(d)	any acquisition where the Majority Lenders have given written consent;

(e)	in circumstances constituting a Permitted Disposal; and

(f)	an investment in a Permitted Joint Venture.

“Permitted Disposal” means any sale, lease, transfer or other disposal:

(a)	made in the ordinary course of trading of the disposing entity;

(b)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(c)	made with the prior written consent of the Majority Lenders;

(d)	of assets that are obsolete, redundant, surplus to requirements or no longer required for the Group’s business taken as a whole;

(e)	to a Permitted Joint Venture;

(f)	arising out of any Security permitted by this Agreement;

(g)	made by an Obligor to any other Obligor or by any member of the Group which is not an Obligor to another member of the Group;

(h)	pursuant to a Permitted Reorganisation;

(i)	comprising a capital contribution made between members of the Group;

(j)	arising under a sale and leaseback or as a consequence of any Finance Lease provided that the aggregate net proceeds of (i) any sale and leaseback and (ii) any Finance Lease (including, for the purposes of this calculation, those permitted under paragraph (c) of the definition of Permitted Financial Indebtedness (but without double counting)) do not exceed an aggregate of £25,000,000 (or its equivalent in another currency) at any time;

(k)	made on arm’s length terms and for full cash consideration at fair market value where the consideration receivable:

(i)	does not exceed US$70,000,000 (or its equivalent in another currency or currencies) per disposal; and

(ii)	(when aggregated with the consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (j) above) does not exceed US$140,000,000 (or its equivalent in another currency or currencies) at any time, the proceeds of which may be applied in any manner not otherwise prohibited by this Agreement;

(l)	made on arm’s length terms and for full cash consideration at fair market value where the consideration receivable exceeds either of the baskets set out in paragraph (k) above provided that in any Financial Year an aggregate amount of no more than US$175,000,000 of the Disposal Proceeds arising from such disposals is reinvested in the business of the Group within 365 days of such disposals or, to the extent not so reinvested, applied in prepayment and cancellation of the Facility in accordance with Clause 8.6 (Permitted Disposals);

(m)	made on arm’s length terms and for full cash consideration at fair market value where the consideration receivable (when aggregated with the consideration receivable for any other sale, lease, transfer or other disposal by the Group, other than any permitted under paragraphs (a) to (l) above) exceeds the baskets set out in paragraphs (k) and (l) above provided that the Disposal Proceeds arising from such disposals in excess of such baskets are applied in prepayment and cancellation of the Facility in accordance with Clause 8.6 (Permitted Disposals).

“Permitted Distribution” means (without double counting):

(a)	the payment of a dividend or other distribution defeasement, redemption, repurchase, cancellation, retirement, reduction or repayment in respect of share capital of any Subsidiary of the Company to the Company or any of its Subsidiaries;

(b)	the payment of a dividend or other distribution in respect of share capital by any Permitted Joint Venture;

(c)	the payment, distribution, defeasement, redemption, repurchase, cancellation, retirement, reduction or repayment of any share capital or options in connection with any share or option buy back scheme operated for the benefit of employees of the Group provided that the aggregate net cash consideration (net of exercise price and before taxes and fees) paid in respect of such transactions in any Financial Year shall not exceed $50,000,000 (or its equivalent in another currency or currencies); and

(d)

the payment of a dividend or other distribution in respect of share capital of the Company or the redemption, repurchase, cancellation, retirement, defeasement, reduction or repayment of any share capital or options of the Company provided that, the aggregate net cash consideration (net of exercise price and before taxes and fees) paid in respect of such transactions shall not exceed $215,000,000 (or its equivalent in another currency or currencies) in any Financial Year or $725,000,000 (or its equivalent in another currency or currencies) during the life of the Facility.

“Permitted Financial Indebtedness” means:

(a)	Financial Indebtedness under any current account cash pooling arrangement between members of the Group as entered into in the ordinary course of business, to the extent that such Financial Indebtedness is netted off against credit balances on those current accounts;

(b)	any Financial Indebtedness as permitted by Clause 22.14 (Loans or credit) or Clause 22.15 (No Guarantees or indemnities) or as permitted by Clause 22.19 (Treasury Transactions);

(c)	any Financial Indebtedness under Finance Leases, provided that the aggregate capital value of all such items so leased under outstanding Finance Leases by members of the Group (when aggregated with the aggregate net proceeds of (i) any sale and leaseback and (ii) any other Finance Lease (in each case, to the extent permitted under paragraph (j) of the definition of Permitted Disposal (but without double counting)) does not exceed £25,000,000 (or its equivalent in other currencies) at any time;

(d)	any Financial Indebtedness of any person acquired by the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but which is not incurred or increased or does not have its maturity date extended in contemplation of or since that acquisition and which is, in any event, discharged within six months of completion of such acquisition;

(e)	any Financial Indebtedness arising from any banking arrangements entered into by a member of the Group in respect of any overdraft facility, short term facility, derivative facility, foreign exchange facility or any other facility or accommodation provided to the Group in each case by a Lender (or any of its Affiliates);

(f)	any deferred consideration outstanding as a direct consequence of a Permitted Distribution;

(g)	any Financial Indebtedness permitted in writing by the Majority Lenders; and

(h)	in respect of members of the Group which are not Obligors, any Financial Indebtedness not permitted by paragraphs (a) to (g) (inclusive) above where the outstanding principal amount does not exceed an aggregate of US$50,000,000 (or its equivalent) at any time.

“Permitted Guarantee” means:

(a)	any guarantee or indemnity arising under a Finance Document;

(b)	any guarantee of any Financial Indebtedness of any member of the Group which is permitted under Clause 22.13 (Financial Indebtedness);

(c)	any indemnity provided by a member of the Group in respect of any license or lease arrangement entered into by it in the ordinary course of its business and not in respect of Financial Indebtedness;

(d)	any guarantee provided by any member of the Group in respect of any overdraft facility, short term facility, derivative facility, foreign exchange facility or any other facility or accommodation provided to the Group in each case by a Lender (or any Affiliate);

(e)	the endorsement of negotiable instruments in the ordinary course of trade;

(f)	any performance or similar bond guaranteeing performance by any member of the Group under any contract entered into in the ordinary course of trade;

(g)	any guarantee of a Joint Venture to the extent permitted by Clause 22.8 (Joint venture);

(h)	any guarantee permitted under Clause 22.14 (Loans or credit);

(i)	any guarantee given in respect of the netting or set-off arrangements permitted under sub-paragraph (ii) of paragraph (b) of the definition of Permitted Security;

(j)	any guarantees in respect of the Existing Facility until released on the first Utilisation Date; or

(k)	any guarantee by an Obligor in respect of the obligations of any member of the Group which is not an Obligor provided that the aggregate of all such guarantees and all loans permitted under paragraph (e) of the definition of Permitted Loan does not exceed US$30,000,000 (or its equivalent in other currencies) at any time.

“Permitted Joint Venture” means:

(a)	any investments in any Joint Venture where the aggregate of:

(i)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(ii)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(iii)	the net book value of any assets transferred by any member of the Group to any such Joint Venture,

(iv)	does not exceed (A) US$70,000,000 in any Financial Year and (B) US$140,000,000 in aggregate at any time; or

(b)	any investments in any Joint Ventures in respect of which the Majority Lenders have given their consent.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (b) of that definition);

(c)	a loan made by a member of the Group to a Joint Venture to the extent permitted under Clause 22.8 (Joint venture);

(d)	a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

(e)	any loan made by an Obligor to a member of the Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under any such loans (when aggregated with the amount outstanding under any guarantees under paragraph (k) of the definition of Permitted Guarantee) does not at any time exceed US$30,000,000 (or its equivalent in another currency or currencies);

(f)	any loans made in the ordinary course of business to an employee or director of any member of the Group (i) for any purpose (other than in connection with a loan provided in accordance with paragraph (ii) below) provided that the aggregate amount of all such loans shall not exceed US$15,000,000 at any time and the aggregate amount made available to each employee or director shall not exceed US$600,000 and (ii) for the purchase of shares following the exercise by such employee or director of an option to purchase shares pursuant to the share option scheme made available by the Group and in existence as at the date of this Agreement provided that such loan shall not result in a net cash payment by such Obligor at any time;

(g)	any Financial Indebtedness arising under a loan by the Company to an employee benefit trust (or similar vehicle) of the Group:

(i)	in existence at the date of this Agreement (or as novated to Topco in connection with a Permitted Reorganisation) up to a maximum aggregate amount of US$250,000,000; or

(ii)	incurred after the date of this Agreement in connection with a transaction described in paragraph (c) or (d) of the definition of “Permitted Distribution”;

(h)	any deferred consideration arising under a Permitted Disposal; or

(i)	any other loans where the aggregate outstanding principal amount does not exceed US$50,000 (or its equivalent in other currencies) at any time.

“Permitted Reorganisation” means:

(a)	any amalgamation, demerger, merger, consolidation, liquidation or corporate reconstruction on a solvent basis of a member of the Group (a “reorganisation”) where all of the business and assets of that member remain within the Group provided that:

(i)	if that member of the Group was an Obligor immediately prior to such reorganisation being implemented, all of the business and assets of that member are retained by one or more Obligors; and

(ii)	if that member of the Group is not an Obligor, so long as any assets distributed as a result of such reorganisation are distributed to other members of the Group,

(iii)	and, in each case:

(A)	the surviving or continuing entity of any such reorganisation is liable for all the obligations of the member of the Group it has merged with to the same extent as that member of the Group; and

(B)	the surviving or continuing entity is incorporated in the same jurisdiction as that member of the Group, in Bermuda or in any jurisdiction in which a member of the Group is incorporated on the date of the Amendment and Restatement Agreement; or

(b)	Topco becoming the immediate Holding Company of MGHL (by way of a scheme of arrangement substantially in accordance with the paper entitled “Project Phoenix: Reorganisation and Liquidity Event Strawman” which was circulated to the Lenders prior to the date of the Amendment and Restatement Agreement) in connection with a Flotation and/or a Topco Substitution, provided in each case the Agent is given not less than ten Business Days’ notice by the Company prior to such reorganisation.

“Permitted Security” means:

(a)	any Security listed in Schedule 9 (Existing Security) except to the extent that the principal amount secured by that Security exceeds the amount stated in that Schedule;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements either:

(i)	for the purpose of netting debt and credit balances; or

(ii)	as part of that bank’s standard terms and conditions;

(c)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which is permitted by Clause 22.19 (Treasury

Transaction) excluding any Security or any arrangement referred to in paragraph (b) of Clause 22.10 (Negative Pledge) in each case under a credit support arrangement;

(d)	any lien arising by operation of law and in the ordinary course of trading;

(e)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security is removed or discharged within 90 days of the date of acquisition of such asset;

(f)	any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security is removed or discharged within 90 days of that company becoming a member of the Group;

(g)	any Security entered into pursuant to any Finance Document;

(h)	any Security in respect of which the Majority Lenders have given their consent;

(i)	any Security or any quasi-security (referred to in paragraph (b) of Clause 22.10 (Negative pledge)) arising under paragraph (j) of the definition of Permitted Disposal;

(j)	any Security in respect of the Existing Facility until released on the first Utilisation Date; or

(k)	Security imposed by any government agency for Taxes not yet due and delinquent or which are being contested in accordance with Clause 22.4 (Taxation);

(l)	statutory Security incurred, or pledges or deposits made, under work’s compensation, employment insurance and other social security legislation;

(m)	Security of or resulting from any judgment or award, the time for the appeal or petition for rehearsing of which shall not have expired, or in respect of which the applicable Obligor is prosecuting an appeal or proceeding for review in good faith and by appropriate proceedings and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; or

(n)	any other Security to the extent that the aggregate outstanding principal amount secured does not at any time exceed US$20,000,000 (or its equivalent in other currencies).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lender” has the meaning given to it in Clause 13 (Tax Gross Up and Indemnities).

“Quarter Date” shall have the meaning set out in Clause 21.1 (Financial definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means, in relation to LIBOR, the principal London offices of any two or more Lenders as appointed by the Agent in consultation with the Company and, in relation to EURIBOR, the principal office in London of any two or more Lenders as appointed by the Agent in consultation with the Company.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 19.1 (Status) to 19.6 (Governing law and enforcement) (inclusive), Clause 19.10 (No default), paragraphs (d) and (e) of Clause 19.12 (Financial statements), Clause 19.13 (Pari passu ranking), Clause 19.15 (No breach of laws) and Clause 19.21 (Centre of main interests and establishments).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Party” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf of such a person;

(b)	located in or organised under the laws of a country or territory that is the subject of country-wide or territory-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person; or

otherwise a subject of Sanctions.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means:

(a)	the Security Council of the United Nations;

(b)	the United States of America;

(c)	the European Union;

(d)	the member states of the European Union;

(e)	Switzerland;

(f)	Singapore;

(g)	Hong Kong; and

(h)	the governments and official institutions or agencies of any of paragraphs (a) to (g) above, including OFAC, the US Department of State, and Her Majesty’s Treasury.

“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Sanctions Systems Effective Date” means the earlier of:

(a)	the date falling six months after the date of the Amendment and Restatement Agreement; and

(b)	the date upon which the Company confirms in writing to the Agent that its new sanctions checking systems are in place across the Group.

“Screen Rate” means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period, displayed on the EUROBOR01 page of the Reuters screen (or any replacement Reuters screen which displays that rate).

If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company and the Lenders.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Security” means a mortgage, charge, pledge, lien, hypothec or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loan” has the meaning given to that term in Clause 7.1 (Repayment of Loans).

“Specified Time” means a time determined in accordance with Schedule 11 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date falling 60 Months after the date of the Amendment and Restatement Agreement.

“Topco” means Markit Limited (or a company previously known as Markit Limited), an exempted limited company incorporated in Bermuda which is (or will be, pursuant to a Permitted Reorganisation) a Holding Company of MGHL.

“Topco Substitution” has the meaning given to such term in Clause 26.2 (Topco Substitution)

“Total Commitments” means the aggregate of the Commitments, being US$1,050,000,000 at the date of this Agreement, as may be increased pursuant to Clause 2.2 (Increase) or 2.3 (New Commitments).

“Total Leverage” shall have the meaning set out in Clause 21.1 (Financial definitions).

“Trade Instrument” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transaction” means any derivative transaction (including any ISDA master agreement) entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Upsize Notice” means a notice substantially in the form set out in Schedule 13 (Form of Upsize Notice).

“U.S.” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Borrower” means a Borrower whose jurisdiction of organization is a state of the United States of America or the District of Columbia.

“U.S. Guarantor” means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

“U.S. Obligor” means any U.S. Borrower or U.S. Guarantor.

“U.S. Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax within the meaning of Council Directive 2006/112/EC of 28 November 2006 on the common system of Value Added Tax or any legislation in a member state implementing such Council Directive and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Hedge Counterparty” any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated (in each case however fundamentally);

(iv)	“guarantee” means (other than in Clause 18 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law or, not having the force of law, in circumstances where compliance is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)	a provision of law is a reference to that provision as amended or re-enacted; and

(ix)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii)	obtaining unconditional positive advice (advies) from each competent works council;

(b)	a winding-up, administration or dissolution includes a Dutch entity being:

(i)	declared bankrupt (failliet verklaard);

(ii)	dissolved (ontbonden);

(c)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(d)	a trustee in bankruptcy includes a curator;

(e)	an administrator includes a bewindvoerder;

(f)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g)	an attachment includes a beslag.

1.4	Currency Symbols and Definitions

“US$” and “dollars” denote the lawful currency of the United States of America, “£” and “sterling” denote the lawful currency of the United Kingdom and “EUR” and “euro” denote the single currency unit of any of the Participating Member States.

1.5	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Increase

(a)	The Company may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with paragraph (f) of Clause 8.5 (Right of replacement or repayment and cancellation in relation to a single Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 8.1 (Illegality); or

(B)	Paragraph (a) of Clause 8.5 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities selected by the Company (each of which shall not be a member of the Group) and each of which confirms in writing by executing an Increase Confirmation its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	The Company shall, promptly on demand, pay to the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2 or under Clause 2.3 (New Commitments).

(e)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 24.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (f).

(g)	Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 and in Clause 2.3 (New Commitments) in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.”

2.3	New Commitments

(a)	The Company may at any time, provided that no Default is continuing, request that the Total Commitments be increased by an amount of up to US$400,000,000 (a “Facility Increase”) provided that the Total Commitments shall not at any time exceed US$1,450,000,000.

(b)	The Company (i) shall offer to the Lenders at that time and (ii) may offer to such other banks and financial institutions or trusts, funds or other entities which are regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (each a “Potential Increase Lender”) an opportunity to participate in such Facility Increase on (in the case of the Lenders at such time only) a pro rata basis. Accordingly, the Company shall send a notice to the Agent and to each Potential Increase Lender (an “Upsize Notice”) requesting a Facility Increase. The Agent shall, as soon as reasonably practicable following receipt of an Upsize Notice, notify each of the Lenders of the Company’s request, of the amount of the proposed Facility Increase and of each Lender’s potential pro rata share of that Facility Increase. No more than two Upsize Notices may be sent and no more than two Facility Increases may be effected prior to the Termination Date provided that the Total Commitments shall not at any time exceed US$1,450,000,000.

(c)	Within 5 Business Days of receipt of the notification from the Agent of the proposed Facility Increase referred to in paragraph (b) above, the existing Lenders at that time shall notify the Agent whether they are, in principle (but subject to, among other things, receipt of the package of information referred to in paragraph (d) below and to credit approval) prepared to lend more than their pro rata share of such Facility Increase in circumstances where (i) one or more of the other existing Lenders at that time either decides not to participate in, or is unable to provide the full amount of its pro rata share of, such proposed Facility Increase or (ii) the arrangement fee proposed by one of the existing Lenders is higher than that proposed by the others.

(d)	Within 15 Business Days of the date of the Upsize Notice, the Company undertakes to deliver to the Lenders and to each Potential Increase Lender a package of information relating to the current and future performance of the Group and the proposed purpose for which the Facility Increase is to be used.

(e)	The Company hereby irrevocably and unconditionally undertakes to (i) ensure that each Lender and each Potential Increase Lender receives the same information from the Company (including, without limitation, in relation to profit forecasts following the Utilisation of the Facility); and (ii) (to the extent that any Lender or Potential Increase Lender receives any information which is not otherwise contained in the original information pack) provide any such further information to each Lender at the same time as such further information is provided to the other Lender or, as the case may be, Potential Increase Lender.

(f)	For the avoidance of doubt, no Lender shall be under any obligation to commit to such Facility Increase. If, at the end of the 30th Business Day following the date of the Upsize Notice, credit approved and unconditional (save for the execution of an Increase Confirmation) offers to provide some or all of the requested Facility Increase have not been received by the Company from the existing Lenders (the shortfall between the requested amount and the aggregate offered amounts being the “Shortfall”), the Company, without any further consent requirement from the Lenders, shall be entitled to agree with any Potential Increase Lender for them to provide that part of the Facility Increase represented by the Shortfall.

(g)	Each Lender or Potential Increase Lender which agrees to participate in a Facility Increase shall notify the Company and the Agent by executing an Increase Confirmation and each such Lender, whether an existing Lender or a Potential Increase Lender, shall be a “Facility Increase Lender”.

(h)	Save for any arrangement fee payable in relation to a Facility Increase, the terms of any Facility Increase shall be the same as those applicable to the existing Facility (including, without limitation, as to Margin). To the extent that arrangement fees offered by Potential Increase Lenders or by any of the existing Lenders are less than those proposed by any existing Lenders who have agreed to participate in the Facility Increase, the Company shall provide to such existing Lenders details of the level of arrangement fees proposed. Those existing Lenders shall have a period of 3 Business Days from the date of receipt of such details to confirm to the Company whether or not they are prepared to participate in the Facility Increase at the proposed level of arrangement fee. If they are not so prepared (or do not respond within the required period) then the Company, without any further consent from the Lenders, shall be entitled to agree with such Potential Increase Lenders or, as the case may be, such Existing Lenders for them to provide the Facility Increase.

(i)	A reference in this Agreement to a Fee Letter shall include any letter referred to in this Clause 2.3. Each of the Finance Parties hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Finance Documents, each Facility Increase Lender shall share in the benefit of all guarantees and indemnities given in respect of the Facility prior to such Facility Increase.

(j)	If the Company has received matching offers from the existing Lenders and from any Potential Increase Lenders (taking into account the provisions of paragraph (g) above), the Company hereby confirms that the Facility Increase will be provided by the existing Lenders who have agreed to participate in the Facility Increase (though, for the avoidance of doubt, any Shortfall may be provided by Potential Increase Lenders). To the extent that some or all of the existing Lenders have agreed to participate in the Facility Increase and the amount of the Facility Increase being offered to the Company is greater than the amount originally requested, the Company and the existing Lenders hereby agree that the commitments of the existing Lenders in the Facility Increase shall be reduced pro rata to the Commitments as at the date of the Upsize Notice.

(k)	If the Agent receives an Increase Confirmation duly completed and signed by a Facility Increase Lender, the Agent shall (by countersigning the Increase Confirmation) confirm that the Increase Confirmation has become effective in accordance with its terms and the Total Commitments shall be increased by the amount specified in such Increase Confirmation.

(l)	Each Lender irrevocably authorises the Agent on its behalf to enter into, without the need for any further authorisation from it, any Increase Confirmation to effect any increase of the Total Commitments in accordance with this Clause 2.3.

(m)	The Agent shall promptly notify each other Party of any increase in the Total Commitments and the effective date for such increase.

2.4	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5	Obligors’ Agent

(a)	Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations (in each case, however fundamental) capable of being given, made or effected by any Obligor notwithstanding that they may increase the Obligor’s obligations or otherwise affect the Obligor, and to give confirmations as to the continuation of surety obligations without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)	Each Obligor (other than Topco, but including MGHL) agrees with effect from the date of the Topco Substitution that Topco shall become its agent in place of MGHL on the terms of paragraphs (a) and (b) above.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate and working capital purposes including but not limited to:

(a)	financing the purchase price of any Permitted Acquisitions;

(b)	financing the buy back and/or redemption of shares in the Company; and

(c)	refinancing the Existing Facility.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lender’s participation) in relation to any Utilisation if, on or before the Utilisation Date for that Utilisation, the Agent has received or waived receipt of all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is euro, sterling or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Company for a currency to be approved under sub-paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 16 or more Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	A Utilisation Request may be signed by any director, chief financial officer or chief executive officer of the Company or the Group finance director.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is:

(A)	the Base Currency, a minimum of US$5,000,000;

(B)	euro, a minimum of EUR5,000,000; or

(C)	sterling, a minimum of £5,000,000,

or if less, the Available Facility; or

(ii)	if the currency selected is any other Optional Currency, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to sub-paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(iii)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately and automatically cancelled at the end of the Availability Period.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.	REPAYMENT

7.1	Repayment of Loans

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period and all amounts outstanding under the Facility shall be repaid in full on the Termination Date.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(iii)	in whole or in part for the purpose of refinancing the Loan;

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)	each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make any payment in cash; and

(2)

each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the last day of the Availability Period in relation to the Facility and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)	A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving 5 Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)	Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)	The terms of this Agreement shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) (inclusive) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

8.	PREPAYMENT AND CANCELLATION

8.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)	each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Company:

(i)	the Company shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify each of the Lenders on receipt of such notification from the Company;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii)	if a Lender so requires and notifies the Agent within 30 (thirty) days of the Company notifying the Agent of the event, the Agent shall, by not less than 21 days notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, immediately due and payable, at which time the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(ii)	the holding of more than one-half of the issued share capital of the Company (directly or indirectly) (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(iii)	For the purpose of paragraph (a) above “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

(c)	There shall be no change of control under this Clause 8.2 solely by virtue of the insertion of Topco immediately above the Company by way of a Permitted Reorganisation as described in paragraph (b) of the definition of Permitted Reorganisation such that the identity of the shareholders holding at least 65 per cent. of the issued share capital of Topco immediately after such Permitted Reorganisation matches that of the Company immediately preceding such Permitted Reorganisation.

8.3	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$2,000,000 (or its equivalent in other currencies) and integral multiples of US$500,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under the Facility. Any notice delivered by the Company under this Clause 8.3 shall be made in writing and shall be irrevocable.

8.4	Voluntary Prepayment of Loans

A Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of US$2,000,000 (or its equivalent in other currencies) and integral multiples of US$500,000).

8.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Company may, but in the case of sub-paragraphs (a)(i) and (a)(ii) above, only whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)	The Company may, in the circumstances set out in paragraph (a) above, on 5 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in sub-paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(g)

(i)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in sub-paragraph (g)(i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall, as soon as practicable after receipt of a notice referred to in sub-paragraph (g)(i) above, notify all the Lenders.

8.6	Permitted Disposals

(a)	The Company shall ensure that the Disposal Proceeds from any Permitted Disposal under paragraph (l) of the definition of Permitted Disposal are applied promptly in prepayment and cancellation of the Facility to the extent they are not reinvested in the business of the Group within 365 days of the date of completion of such disposal.

(b)	The Company shall ensure that the Disposal Proceeds from any Permitted Disposal under paragraph (m) of the definition of Permitted Disposal are applied promptly in prepayment and cancellation of the Facility.

(c)	For the purposes of paragraphs (a) and (b) above:

“Disposal Proceeds” shall mean the consideration received by any member of the Group (including any amount received in repayment of intercompany debt) for the relevant Disposal and after deducting:

(i)	any expenses which are properly incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)	any Tax reasonably likely to be incurred by the seller in connection with that Disposal as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance.

(d)	Subject to paragraph (e) below, the Company may elect that any prepayment under this Clause 8.6 be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan.

(e)	If the Company has made an election under paragraph (d) above, but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(f)	Each Lender’s Commitment shall be cancelled by an amount equal to that part of its participation in each Loan that has been prepaid under this Clause 8.6 immediately upon such prepayment being made.

8.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)	If all or part of a Loan under the Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) shall reduce the Commitments of the Lenders rateably under the Facility.

8.8	Application of prepayments/cancellations

A prepayment under this Clause 8 other than in respect of prepayments in accordance with Clause 8.4 (Voluntary Prepayment of Loans) shall be applied as follows:

(a)	firstly, in cancellation of the Available Commitments (and the Available Commitment of the Lenders shall be cancelled rateably); and

(b)	secondly, in prepayment of the Loans and cancellation of the Commitments.

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

9.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)	Subject to this Clause 10, a Borrower (or the Company on behalf of a Borrower) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders) provided that at any time the Loans with an Interest Period under three Months shall not exceed seven (7) in number and/or US$350,000,000 in value.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. of the applicable Margin from time to time on that Lender’s Available Commitment for the Availability Period.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3	Utilisation fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a utilisation fee calculated as follows:

(i)	for any day on which more than 50 per cent. (but less than or equal to 75 per cent.) of the Facility is drawn, computed at a rate of 0.15 per cent. per annum on the Loans outstanding at that time; and

(ii)	for any day on which more than 75 per cent. of the Facility is drawn, computed at a rate of 0.30 per cent. per annum on the Loans outstanding at that time.

(b)	The accrued utilisation fee shall be payable on the last day of each successive period of three Months which ends during the term of the Facility and on the Termination Date.

12.4	Amendment and restatement fee

The Company shall pay to the Agent (for the account of each Effective Date Lender (as defined in the Amendment and Restatement Agreement)) an amendment and restatement fee in the amount and at the times agreed in a Fee Letter.

12.5	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any transaction effected by the Agent with or for the Lenders or the Company.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)	a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of CTA; or

(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender; or

(ii)	a building society (as defined for the purpose of section 880 of ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	fulfils any other conditions which must be fulfilled under the Treaty by residents of that Treaty State for such residents to obtain full exemption from taxation on interest imposed by the jurisdiction of incorporation of the Borrower, subject to the completion of procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(i)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part II of Schedule 1 (The Original Parties); and

(ii)	where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party.

(b)	Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and

(A)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA, or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

(i)	Subject to sub-paragraph (g)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)	Nothing in sub-paragraph (g)(i) above shall require a Treaty Lender to:

(A)	register under the HMRC DT Treaty Passport scheme;

(B)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)	file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) below or paragraph (a) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation) and the Obligor making that payment has not complied with its obligations under paragraph (k) below or paragraph (b) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation);

save that the Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make a payment without a Tax Deduction if the Borrower has not filed form DTTP2 or has filed form DTTP2 but such filing has been rejected by HM Revenue & Customs and, in each case, the Borrower has notified the Lender (with a copy to the Agent) in writing. The Borrower shall not be required to file form DTTP2 unless it has been provided with a copy of the relevant executed Transfer Certificate, Assignment Agreement or Increase Confirmation containing the relevant Lender’s scheme reference number and jurisdiction of tax residence within 10 Business Days of the relevant Transfer Date or the date on which the Increase in Total Commitments described in the relevant Increase Confirmation takes effect.

(h)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

(i)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(j)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties).

(k)	Where a Lender includes the indication described in paragraph (j) above in Part II of Schedule 1 (The Original Parties):

(i)	each Original Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and

(ii)	each Additional Borrower shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

(l)	If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (j) above or paragraph (a) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan.

13.3	Tax indemnity

(a)	The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up);

(B)	would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.

13.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this shall not extend to any such liability arising in connection with any assignment, sub-participation, novation or other transfer of rights and/or obligations by a Finance Party.

13.7	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify

(as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

13.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to 13.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)	if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of the Amendment and Restatement Agreement;

(ii)	where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(v)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi)	any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.

The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f)

Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

13.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

13.10	HMRC DT Treaty Passport scheme confirmation

(a)	A New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Agent and without liability to any Obligor) in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement or Increase Confirmation.

(b)	Where a New Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation:

(i)	each Borrower which is a Party as a Borrower as at the relevant Transfer Date, or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect, shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of that Transfer Date, or the date on which the increase in Total Commitments takes effect, and shall promptly provide the Lender with a copy of that filing; and

(ii)	each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date, or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect, shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of becoming an Additional Borrower and shall promptly provide the Lender with a copy of that filing.

14.	INCREASED COSTS

14.1	Increased costs

(a)	Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of or compliance with Basel III or CRD IV,

provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(ii)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

(b)	In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

The indemnity given by the Company under or in connection with this Agreement is a continuing obligation, independent of the Company’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax Gross Up and Indemnities) Clause 14 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Company shall promptly on demand pay the Agent, the Arranger and the Lenders the amount of all reasonable costs and expenses (including, but not limited to, reasonable legal fees subject to any cap agreed before the date of this Agreement) plus

VAT or other similar taxes (if applicable) incurred by any of them in connection with the negotiation, preparation and printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension or restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including without limitation any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Guarantor Intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time, and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment Mechanics).

18.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security (if any) now or subsequently held by any Finance Party.

18.11	Guarantee Limitations

(a)	General

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor.

(b)	Fraudulent Conveyance

Without limiting paragraph (a) above, any term or provision of this Clause 18.11 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such Guarantor’s obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent transfer, fraudulent conveyance or similar laws.

(c)	Limitation on Dutch Obligors

Notwithstanding any other provision of this Clause 18.11, the guarantee, indemnity and other obligations of any Dutch Obligor expressed to be assumed in this Clause 18.11 shall be deemed not to be assumed by such Dutch Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:207c or 2:98c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Dutch Obligors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

(d)	Limitation on U.S. Obligors

(i)	Notwithstanding any other provision of this Clause 18, the guarantee, indemnity and other obligations of any U.S. Obligor expressed to be assumed in this Clause 18 shall in no event extend to any Excluded Swap Obligations and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant U.S. Obligors will continue to guarantee all such obligations that are not Excluded Swap Obligations.

(ii)	Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honour all of its obligations under the Finance Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 18.11(d) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 18, or otherwise under the Finance Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause 18.11(d) shall remain in full force and effect until the discharge or release of the guarantee pursuant to the terms of the Finance Documents. Each Qualified ECP Guarantor intends that this Clause 18.11(d) constitute, and this Clause 18.11(d) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(e)	Luxembourg Guarantee Limitation

(i)	Notwithstanding the foregoing and any other provision of this Agreement to the contrary, the guarantee obligations under Clause 18 (Guarantee and Indemnity) of this Agreement of any Obligor incorporated under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Obligor”) for the obligations of any Obligor which is not a direct or indirect Subsidiary of that Luxembourg Obligor shall be limited at any time, to an aggregate amount not exceeding ninety-nine per cent. (99%) of the greater of:

(A)	the Luxembourg Obligor’s own funds (capitaux propres), its subordinated debt and the debt owed by such Luxembourg Obligor to any other member of the Group, as determined by Article 34 of the Luxembourg law of 19 December 2002 on the trade and companies register, accounting and companies annual accounts, as amended, in accordance with the Luxembourg accounting principles used by such Luxembourg Obligor, as at the date of this Agreement; and

(B)	the Luxembourg Obligor’s own funds (capitaux propres), its subordinated debt and the debt owed by such Luxembourg Obligor to any other member of the Group, as determined by Article 34 of the Luxembourg law of 19 December 2002 on the trade and companies register, accounting and companies annual accounts, as amended, as reflected in its last annual accounts available (if applicable) and/or in accordance with the Luxembourg accounting principles used by such Luxembourg Obligor as at the date on which the guarantee under this Clause 18 (Guarantee and Indemnity) of this Agreement is called;

it being understood that monies of at least USD 5,000 shall in any event remain available to such Luxembourg Obligor following a call under the above guarantee.

The above limitation shall not apply to any amounts borrowed under the Facility and in each case made available, in any form whatsoever, to such Luxembourg Obligor or any of its direct or indirect Subsidiaries.

18.12	Guarantee Limitation – Deemed Dividends

Any term or provision of this Clause 18.11(e) or any other term in this Agreement or any Finance Document notwithstanding:

(a)	no member of the Group or other person will have any obligation or liability, directly or indirectly, as guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under this Agreement or any Finance Document of any U.S. Obligor (the “U.S. Obligations”); and

(b)	to the extent any pledges or security interests are granted hereunder, not more than 65% of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of, and none of the assets or property of, any member of the Group may be pledged directly or indirectly as security for any U.S. Obligations, in each case to the extent such obligation, liability or pledge would cause or result in any “deemed dividend” or other tax liability to any U.S. Obligor pursuant to Section 956 of the Code (or any successor provision thereto).

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1	Status

(a)	It is a corporation or company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which has or would be reasonably likely to have a Material Adverse Effect.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will, subject to the Legal Reservations, be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will, subject to the Legal Reservations, be recognised and enforced in its jurisdiction of incorporation.

19.7	Deduction of Tax

Other than any Obligor resident outside the UK for Tax Purposes, it is not required to make any Tax Deduction (as defined in clause 13.1) from any payment it may make under any Finance Document to a Lender which is:

(a)	a Qualifying Lender:

(i)	falling within paragraph (i)(A) of the definition of Qualifying Lender;

(ii)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of Qualifying Lender; or

(iii)	falling within paragraph (ii) of the definition of Qualifying Lender or;

(b)	a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

19.8	No filing or stamp taxes

Subject to the legal Reservations under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 23.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 23.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to any Material Company and none of the circumstances described in Clause 23.6 (Insolvency) applies to any Obligor or Material Company.

19.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or would be reasonably likely to have a Material Adverse Effect.

19.11	No misleading information

(a)	Any written factual information provided by any member of the Group for the purposes of the Information Pack was, to the best of its knowledge after due consideration, true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not misleading in any material respect.

(b)	The financial projections contained in the Information Pack have been prepared on the basis of recent historical information and, to the best of its knowledge after due consideration, on the basis of reasonable assumptions.

(c)	To the best of its knowledge after due consideration, nothing has occurred or been omitted from the Information Pack and no information has been given or withheld that results in the information contained in the Information Pack being untrue or misleading in any material respect.

(d)	The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Pack were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were, to the best of its knowledge after due consideration, fair and based on reasonable grounds.

19.12	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date on which the Original Financial Statements were prepared.

(d)	Its most recent financial statements or, as the case may be, management accounts delivered pursuant to Clause 20.1 (Financial statements):

(i)	have been prepared in accordance with IFRS (in respect of the financial statements and management accounts delivered pursuant to sub-paragraphs (a) and (c) of Clause 20.1 (Financial statements)), or GAAP (in respect of the financial statements delivered pursuant to sub-paragraph (b) of Clause 20.1 (Financial statements)); and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)	The Budgets supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were, to the best of its knowledge after due consideration, reasonable as at the date they were prepared and supplied.

19.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief having made due and careful enquiry) been started or threatened against any member of the Group (or against the directors of any member of the Group).

19.15	No breach of laws

To the best of its knowledge and belief (after making reasonable enquiry), no Obligor or Material Company has breached any law or regulation applicable to it which breach has or would be reasonably likely to have a Material Adverse Effect.

19.16	Taxation

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax in each case to an extent which has or would be reasonably likely to have a Material Adverse Effect.

(b)	No claims or investigations are being, or so far as it is aware after due and careful enquiry, are reasonably likely to be, made or conducted against it with respect to Taxes which have a reasonable prospect of being adversely determined against the Group and, if so adversely determined, has or would be reasonably likely to have a Material Adverse Effect.

19.17	Tax Status

No notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group.

19.18	Security and financial indebtedness

(a)	No Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

(c)	No member of the Group has incurred or agreed to leave outstanding any guarantee, indemnity, counterindemnity or other financial arrangement having a similar effect for the benefit of any person or any other assurance against loss other than as permitted by this Agreement.

19.19	Intellectual Property

(a)	It and each of its Subsidiaries:

(i)	is the sole legal and beneficial owner of, or has licensed to it on normal commercial terms, or is the joint legal and beneficial owner with agreements on normal commercial terms with all other joint owners of, all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(ii)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or would be reasonably likely to have a Material Adverse Effect; and

(iii)	has taken all necessary actions (including payment of fees) required to safeguard, maintain in full force and effect and preserve its ability to enforce all material Intellectual Property owned by it where failure to do so has or would be reasonably likely to have a Material Adverse Effect.

(b)	It is not aware of any adverse circumstances relating to the validity, subsistence, or use of any of its or its Subsidiaries’ Intellectual Property which has or would be reasonably likely to have a Material Adverse Effect.

19.20	Group structure chart

The Group Structure Chart delivered to the Agent pursuant to Part I of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects and shows the following information:

(a)	each member of the Group, including current name, its jurisdiction of incorporation and/or establishment; and

(b)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

19.21	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulations”), its centre of main interest (as that term is used in Article 3(1) of the Regulations) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

19.22	No adverse consequences

(a)	It is not necessary under the laws of its jurisdiction of incorporation:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the jurisdictions in which an Obligor is incorporated.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any jurisdiction in which an Obligor is incorporated by reason only of the execution, performance and/or enforcement of any Finance Document.

19.23	ERISA and Multiemployer Plans

No Obligor has liability with respect to any employee benefit plan that is covered by Title IV of ERISA that might reasonably be expected to have a Material Adverse Effect.

19.24	Federal Reserve Regulations

(a)	No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)	None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

19.25	Investment Companies

No Obligor, person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940 (the “1940 Act”).

19.26	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of each Utilisation Request and the first day of each Interest Period;

(b)	the date of any Upsize Notice; and

(c)	in the case of an Additional Obligor, the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders or in electronic form:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;

(b)	within the earlier of:

(i)	120 days of delivery of the audited consolidated financial statements under paragraph (a) above; and

(ii)	210 days after the end of each of the Company’s Financial Years,

the audited financial statements of each Obligor for that Financial Year unless such audited financial statements are not a local law requirement for such Obligor, in which case the financial statements of such Obligor which have been used to produce the consolidated financial statements of the Company referred to in paragraph (a) above (other than any U.S. Obligor or Canadian Obligor where nothing need be delivered); and

(c)

prior to a Flotation, as soon as the same become available, but in any event within 45 days after each Quarter Date, its unaudited consolidated management accounts for the Financial Year to date on a quarterly basis and after a Flotation, as soon as the same become available, but in any event within 60 days after each Financial Half Year Date, its unaudited consolidated financial statements for that Financial Year to date on a half-yearly basis.

20.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of financial statements or management accounts (as applicable) delivered pursuant to paragraphs (a) or (c) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail):

(i)	computations as to compliance with Clause 21 (Financial Covenants) as at the date at which those financial statements or management accounts (as applicable) were drawn up; and

(ii)	which members of the Group are Material Companies and sufficient information to show that the Company is in compliance with Clause 22.20 (Guarantor Coverage) of this Agreement.

(b)	Each Compliance Certificate shall be signed by any two of a director(s), Group finance director or chief financial officer of the Company.

20.3	Requirements as to financial statements

(a)	Each set of financial statements or management accounts (as applicable) delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by a director, Group finance director or chief financial officer of the relevant company as fairly representing its financial condition as at the date at which those financial statements or management accounts (as applicable) were drawn up.

(b)	The Company shall procure that each set of financial statements or management accounts (as applicable) delivered pursuant to sub-paragraphs (a) and (c) of Clause 20.1 (Financial statements) is prepared using IFRS and each set of financial statements delivered pursuant to paragraph (b) of Clause 20.1 (Financial statements) is prepared using GAAP.

(c)

(i)	The Company shall procure that each set of financial statements of an Obligor delivered pursuant to sub-paragraph (b) of Clause 20.1 (Financial statements) is prepared using GAAP.

(ii)

The Company shall procure that each set of financial statements or management accounts (as applicable) of an Obligor delivered pursuant to sub-paragraphs (a) and (c) of Clause 20.1 (Financial statements) is prepared using IFRS and accounting practices and financial reference periods consistent with those applied at the time that IFRS was adopted by such Obligor, unless in relation to any set of financial statements or management accounts (as applicable) it notifies the Agent that there has been a change in IFRS since the last set of financial statements or management accounts delivered pursuant to Clause 20.1 (Financial statements) (the “Previous Accounts”) or the accounting practices or reference periods (other than to align with the Group’s financial year end) and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(A)	a description of any change necessary for those financial statements or management accounts (as applicable) to reflect the IFRS, accounting practices and reference periods upon which the Previous Accounts were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements or management accounts (as applicable) and the Previous Accounts.

(iii)	If the Company notifies the Agent of a change in accordance with sub-paragraph (c)(ii)(A) above then the Company and Agent shall enter into negotiations in good faith for a reasonable period with a view to agreeing:

(A)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(B)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

Any reference in this Agreement to “those financial statements” or “those management accounts” (as applicable) shall be construed as a reference to those financial statements or those management accounts (as applicable) as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4	Budget

(a)	Prior to a Flotation, the Company shall supply to the Agent in sufficient copies as the Agent may require or in electronic format, as soon as the same become available but in any event prior to the date falling 15 days after the start of each of its Financial Years, an annual consolidated Budget for the Group for that Financial Year.

(b)	The Company shall ensure that each consolidated Budget for the Group:

(i)

is in a form reasonably acceptable to the Agent and includes a projected consolidated profit and loss and cashflow statement for the Group, projected disposals and projected Capital Expenditure for the

Group, descriptions of the proposed significant activities of the Group for the financial year to which the Budget relates. The projections shall relate to the 12 month period comprising that Financial Year;

(ii)	is prepared in accordance with the IFRS and the accounting practices and financial reference periods applied to financial statements under Clause 20.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Company.

20.5	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group (or against the directors of any member of the Group), and which has or, if adversely determined, would be reasonably likely to have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group (including, without limitation, in relation to (i) the status of, or any material development in, the European Commission’s investigation and the US Department of Justice’s investigation relating to the Group) and (ii) any further regulatory investigation or enquiry which is commenced after the date of this Agreement as any Finance Party (through the Agent) may reasonably request.

20.6	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers (including the company secretary and chief financial officer) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

(a)	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under sub-paragraph (c)(i) or sub-paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

20.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any Permitted Reorganisation;

(iii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement;

(iv)	a proposed accession of a new Hedge Counterparty; or

(v)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of sub-paragraph (a)(v) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph (a)(v) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in sub-paragraph (a)(v) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than ten (10) Business Days’ prior written notice (or such shorter period as may be contemplated in the Amendment and Restatement Agreement in respect of any accessions on or around the date thereof) (or not less than five (5) Business Days’ prior written notice in circumstances where the Company confirms in such request that the request is being made to ensure compliance with paragraph (a) or (b) of Clause 22.20

(Guarantor Coverage)) to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.	FINANCIAL COVENANTS

21.1	Financial definitions

In this Clause 21:

“Borrowings” means Financial Indebtedness other than as set out in paragraph (g) of that definition and excluding, to the extent included in Financial Indebtedness:

(a)	Financial Indebtedness arising under paragraph (f) of the definition of Permitted Financial Indebtedness;

(b)	balance sheet liabilities in respect of share based payment arising under IFRS 2 and/or FRS 20; and

(c)	that proportion of the Financial Indebtedness of any Permitted Joint Venture and any of its Subsidiaries, which is equivalent to the proportion of the total shareholding in that Permitted Joint Venture constituted by Minority Interests.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which in accordance with IFRS is treated as capital expenditure and including the capital element of any expenditure or obligation incurred in connection with a finance or capital lease and only taking into account the actual cash payment made where assets are replaced and part of the purchase price is paid by way of part exchange.

“EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Finance Group before taxation:

(a)	before deducting any Finance Charges;

(b)	before taking into account any accrued interest owing to any member of the Finance Group;

(c)	before taking into account any Exceptional Items;

(d)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Finance Group which is attributable to Minority Interests;

(e)	plus or minus the Finance Group’s share of the profits or losses (after finance cost and tax) of Non-Group Entities and after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(f)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(g)	before taking into account any unrealised gain or loss arising on the currency translation of balances;

(h)	after taking into account any realised gain or loss arising on the currency translation of balances; and

(i)	before taking into account any adjustments in respect of share based remuneration in accordance with IFRS 2 and/or FRS 20 where the adjustment is in respect of a non cash based charge including such charges arising under the aforementioned accounting standards as a result of a liquidity round, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Finance Group before taxation.

“EBITDA” means, in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the amortisation of intangible assets, including the amortisation of goodwill and the depreciation of tangible assets of members of the Finance Group, but excluding the proportion of such amortisation and depreciation as is attributable to Minority Interests.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premia or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Finance Group (calculated on a consolidated basis) in respect of that Relevant Period:

(a)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(b)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Finance Group under any interest rate hedging arrangement, and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease.

“Financial Half Year Date” means 31 December and 30 June.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Interest Cover” means, for any Relevant Period, the ratio of EBITDA (for the avoidance of doubt after adjustments for Minority Interests) to Net Finance Charges.

“Minority Interests” means the proportion not held by a member of the Finance Group of any participation, dividend, shareholding or similar interest, direct or indirect, in any member of the Finance Group from time to time.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Finance Group on any Cash or Cash Equivalent Investment.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest but excluding any Permitted Joint Venture and any of its Subsidiaries from time to time.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means (i) prior to a Flotation, each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about each Quarter Date and (ii) after a Flotation, each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about each Financial Half Year Date.

“Total Leverage” means, for any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA (for the avoidance of doubt after adjustments for Minority Interests).

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Finance Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Finance Group;

(b)	including, in the case of Finance Leases only, their capitalised value; and

(c)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Finance Group at that time,

and so that no amount shall be included or excluded more than once.

21.2	Financial condition

The Company shall ensure that:

(a)	Interest Cover

Interest Cover in respect of any Relevant Period shall not be less than 4:1.

(b)	Total Leverage

Total Leverage in respect of a Relevant Period shall not be more than 3:1.

21.3	Financial testing

(a)	The first test date will be 30 September 2012.

(b)	The financial covenants set out in Clause 21.2 (Financial condition) shall be tested by reference to each of the financial statements delivered pursuant to paragraph (a) and/or each of the management accounts delivered pursuant to paragraph (c) of Clause 20.1 (Financial statements) as certified in the Compliance Certificates delivered pursuant to Clause 20.2 (Compliance Certificate).

21.4	Calculation Adjustments

If a member of the Group acquires, or disposes of, any company, for each Relevant Period which ends less than 12 months after that company became, or ceased to be, a member of the Group, for the purpose of calculating EBITDA in respect of Total Leverage the results of that company will be deemed included with (in the case of an acquisition) or excluded from (in the case of a disposal) those of the rest of the Group for the full duration of the Relevant Period as if that company had become, or ceased to be, a Group Company at the start of the Relevant Period.

22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply with all Environmental Law and obtain, maintain and ensure compliance with all requisite Environmental Permits where, in each case, failure to do so has or would be reasonably likely to have a Material Adverse Effect.

22.4	Taxation

Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes, (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or would not be reasonably likely to have a Material Adverse Effect).

Restrictions on business focus

22.5	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group shall) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Reorganisation.

22.6	Change of business

The Company shall ensure that no substantial change is made to the general nature of the business of the Company, the Obligors or the Group (taken as a whole) from that carried on at the date of this Agreement.

22.7	Acquisitions

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group shall):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company,

except if such acquisition or incorporation constitutes a Permitted Acquisition or is in respect of a Permitted Reorganisation.

22.8	Joint venture

No Obligor shall (and the Company shall ensure that no member of the Group shall):

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing), other than in respect of a Permitted Joint Venture.

22.9	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.10	Negative pledge

(a)	Except as permitted by paragraph (c) below, no Obligor shall (and the Company shall ensure that no other member of the Group shall) create or permit to subsist any Security over any of its assets.

(b)	Except as permitted by paragraph (c) below, no Obligor shall (and the Company shall ensure that no other member of the Group shall):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to Permitted Security:

22.11	Disposals

No Obligor shall (and the Company shall ensure that no other member of the Group shall), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset, except where any such sale, lease, transfer or other disposal constitutes a Permitted Disposal or is in respect of a Permitted Reorganisation.

22.12	Arm’s length basis

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure no member of the Group shall) enter into any transaction with any person except on arm’s length terms and for full consideration at fair market value.

(b)	The following transactions shall not be a breach of this Clause 22.12:

(i)	any transaction between Obligors (or between members of the Group who are not Obligors) not otherwise prohibited by any Finance Document;

(ii)	any Permitted Reorganisation; and

(iii)	any transaction which HM Revenue and Customs or any other relevant tax authority has previously confirmed does not contravene (or will not be subject to adjustment under) any applicable transfer pricing rules.

22.13	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group (other than any Obligor, in respect of which there shall be no such restriction on incurring Financial Indebtedness under this Clause 22.13) will incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	in respect of a Permitted Reorganisation.

Restrictions on movement of cash - cash out

22.14	Loans or credit

(a)	No Obligor shall (and the Company shall ensure that no member of the Group shall) be a creditor in respect of any Financial Indebtedness except in relation to any Permitted Loan or Permitted Reorganisation.

(b)	Paragraph (a) above does not apply upon or following a Flotation.

22.15	No Guarantees or indemnities

No Obligor shall (and the Company shall ensure that no member of the Group shall) incur or allow to remain outstanding any guarantee other than in respect of any Permitted Guarantee or Permitted Reorganisation.

22.16	Dividends and share redemption

(a)	The Company shall not (and shall ensure that no member of the Group shall):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve; or

(iii)	redeem, repurchase, defease, retire or repay any of its share capital prior to a Flotation or resolve to do so.

(b)	Paragraph (a) above does not apply:

(i)	upon or following a Flotation;

(ii)	pursuant to a Permitted Reorganisation; or

(iii)	pursuant to a Permitted Distribution.

Miscellaneous

22.17	Insurance

The Company shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

22.18	Intellectual Property

Each Obligor will and will procure that each of its Subsidiaries will:

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property

where failure to do so, in the case of paragraphs (a) and (b) above, or in the case of paragraphs (d) and (e) above, such use, permission to use, omission or discontinuation, has or would be reasonably likely to have a Material Adverse Effect.

22.19	Treasury Transactions

No Obligor shall (and the Company will procure that no members of the Group shall) enter into any Treasury Transaction other than:

(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of business of a member of the Group and not for speculative purposes.

22.20	Guarantor Coverage

(a)	The Company shall ensure that, at all times, the aggregate EBITDA (as defined in Clause 21 (Financial Covenants) but with all references to “Finance Group” replaced with references to “Guarantors”) and the turnover of the Guarantors represents not less than 80 per cent. of the EBITDA (as defined in Clause 21 (Financial Covenants) but with all references to “Finance Group” replaced with references to “Group”), and turnover, of the Group respectively (in each case calculated on an unconsolidated basis and, for the avoidance of doubt, excluding any Permitted Joint Venture and its Subsidiaries, from time to time (unless, any such Permitted Joint Venture becomes a wholly owned Subsidiary of the Company)) tested quarterly (or, following a Flotation, semi-annually) by reference to the most recent financial statements and/or management accounts as certified in the Compliance Certificates provided that, notwithstanding anything to the contrary above, the Company shall ensure that each Material Company as at the date of this Agreement executes this Agreement as a Guarantor.

(b)	The Company shall promptly notify the Agent if any member of the Group becomes a Material Company and ensure that, within 15 Business Days of such notification, the relevant member of the Group will become an Additional Guarantor.

22.21	Compliance with ERISA

No Obligor will incur any liability that might reasonably be expected to have a Material Adverse Effect under any employee benefit plan of the type referred to in Clause 19.23 (ERISA and Multiemployer Plans).

22.22	Federal Reserve Regulations

Each U.S. Borrower will use the Facility without violating Regulations T, U and X.

22.23	Compliance with U.S. Regulations

No Obligor shall (and the Company shall ensure that no other member of the Group shall) become an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment of any Loan by any Obligor nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

22.24	Anti-corruption law

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of any Utilisation or other transaction contemplated by this Agreement directly or indirectly for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

22.25	Sanctions

(a)	With effect from the Sanctions Systems Effective Date, no member of the Group may:

(i)	use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated by this Agreement directly or indirectly:

(A)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(B)	in any other manner that would reasonably be expected to result in any member of the Group or Finance Party being in breach of any Sanctions or becoming a Restricted Party;

(ii)	engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(iii)	fund all or part of any payment in connection with a Finance Document out of proceeds knowingly derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

(b)	With effect from the Sanctions Systems Effective Date, each member of the Group must ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to paragraph (a) above.

22.26	Anti-Money Laundering

Each Obligor will use commercially reasonable efforts to ensure that no funds used to pay the obligations under the Finance Documents are derived from any unlawful activity.

22.27	Use of Proceeds

No Obligor shall cause or permit the proceeds of any Utilisation to be used, directly or indirectly, to make a loan or other advance to, invest in or contribute to or otherwise support the activities or business of any person, entity, country or governmental authority that is subject to sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

This Clause 22.27 shall cease to apply with effect from the Sanctions Systems Effective Date.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save as for Clause 23.17 (Acceleration).

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three (3) Business Days of its due date.

23.2	Breach of financial covenants and other obligations

Any requirement of Clause 21 (Financial Covenants), Clause 20.1 (Financial statements), Clause 20.2 (Compliance Certificate), Clause 20.3 (Requirements as to financial statements), Clause 22.7 (Acquisitions), Clause 22.10 (Negative pledge),

Clause 22.11 (Disposals), Clause 22.14 (Loans or credit) or Clause 22.15 (No Guarantees or indemnities) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Breach of financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fourteen (14) days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

23.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and if the circumstances giving rise to the default are capable of remedy, they are not remedied within fourteen (14) days of the earlier of:

(a)	the Agent notifying the Company of that default; and

(b)	that Obligor becoming aware of the relevant matter.

23.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group (other than that owed to another member of the Group) is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) after the elapse of any originally applicable grace period applicable thereto.

(e)	No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above:

(i)	is less than US$10,000,000 (or its equivalent in any other currency or currencies); or

(ii)	is owed under a Hedging Agreement and is less than US$10,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

(a)	An Obligor or a Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any Obligor or Material Company.

(c)	Any Obligor shall in any US jurisdiction:

(i)	apply for, or consent to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

(ii)	make a general assignment for the benefit of its creditors;

(iii)	commence a voluntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereof), as amended;

(iv)	file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

(v)	take any corporate action for the purpose of effecting any of the foregoing with respect to itself.

(d)	A petition is filed for a receiving order or an assignment is made for the general benefit of creditors of any Canadian Obligor.

23.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, liquidation, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company;

(ii)	a composition, compromise, assignment, relief or arrangement with any creditor of any Obligor or Material Company generally;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of any Obligor or Material Company), receiver (provisional,

interim or permanent, privately appointed or appointed by the court), administrative receiver, administrator, trustee in bankruptcy, compulsory manager or other similar officer in respect of any Obligor or Material Company or any of its assets;

(iv)	enforcement of any Security over any assets of any Obligor or Material Company; or

(v)	the filing of any notice of intent to file a proposal or the filing of a proposal under applicable bankruptcy or insolvency law in respect of any Canadian Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	In respect of any Obligor, a proceeding or case shall be commenced, without the application or consent of such Obligor, in any U.S. court of competent jurisdiction, seeking:

(i)	its reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts;

(ii)	the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Obligor or of all or any substantial part of its property; or

(iii)	similar relief in respect of any Obligor under any law relating to the bankruptcy insolvency, reorganisation, winding-up or composition or adjustment of debts,

and any such proceeding or case referred to in sub-paragraphs (b)(i) to (b)(iii) above shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 21 or more days, or an order for relief against such Obligor shall be entered in an involuntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereto) as amended.

(c)	This Clause 23.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

(d)	Paragraphs (a) and (b) above shall not apply to any step or procedure carried out pursuant to a Permitted Reorganisation.

23.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or Material Company where the value underlying such a claim exceeds £500,000 and is not discharged within 21 days.

23.9	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.10	Cessation of business

Any Obligor or Material Company suspends or ceases to carry on (or threatens by an official action of its board of directors to suspend or cease to carry on) all or a material part of its business other than as a result of a Permitted Disposal or a Permitted Reorganisation.

23.11	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company, except as a result of a disposal which is a Permitted Disposal or a Permitted Reorganisation.

23.12	Audit qualification

The auditors of the Group qualify the audited annual consolidated financial statements of the Company in a manner which, in the opinion of the Majority Lenders (acting reasonably) is material in the context of the Finance Documents and the transactions contemplated thereby.

23.13	Tax Status

A notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group.

23.14	Repudiation and rescission

An Obligor (or any other relevant party other than a Finance Party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

23.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

23.16	Material Adverse Change

Any event or circumstance which has or is reasonably likely to have a Material Adverse Effect.

23.17	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)	cancel the Total Commitments, at which time they shall immediately be cancelled;

(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

(b)	If an Event of Default under Clause 23.6 (Insolvency) or Clause 23.7 (Insolvency Proceedings) shall occur in respect of an Obligor in a U.S. jurisdiction or in a U.S. court of competent jurisdiction, then without notice to such Obligor or any other act by the Agent or any other person, the Loans to such Obligor, interest thereon and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

(c)	If an Event of Default under Clause 23.6 (Insolvency) or Clause 23.7 (Insolvency Proceedings) shall occur in respect of a Canadian Obligor, then without notice to such Canadian Obligor or any other act by the Agent or any other person, the Loans to such Canadian Obligor, interest thereon and all other amounts owed by such Canadian Obligor under the Finance Documents, including without limitation each amount expressed by Clause 18 (Guarantee and Indemnity) to be payable by such Canadian Obligor on demand, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

23.18	Hedging Agreements

No Event of Default will occur under Clause 23.1 (Non-payment), 23.3 (Other obligations), 23.4 (Misrepresentation), 23.9 (Unlawfulness), 23.12 (Audit qualification), 23.15 (Litigation) and 23.16 (Material Adverse Change) following a breach of a Hedging Agreement unless, at the time of such event, the Financial Indebtedness owed by a member of the Group under such Hedging Agreement is equal to or greater than US$10,000,000 (or its equivalent in any other currency or currencies).

SECTION 9

CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). The amount transferred to a New Lender in relation to a Loan/Commitment made to any Dutch Obligor which is a Borrower shall be at least EUR 100,000 (or its equivalent in another currency or the amount required under the Dutch FSA from time to time) or, if it is less, the New Lender shall confirm in writing to such Borrower that it, the New Lender, is a professional market party within the meaning of the Dutch FSA.

24.2	Conditions of assignment or transfer

(a)	The consent of the Company is required for an assignment or transfer, unless that assignment or transfer is:

(i)	to a Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)	The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross Up and Indemnities) or Clause 14 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in relation to Clause 13 (Tax Gross Up and Indemnities), to a Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation) if the Obligor making the payment has not complied with its obligations under paragraph (b) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation).

(f)	Each New Lender, by executing the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,000.

24.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 24.11 (The Register). The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and make such corresponding entry in the Register.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender and make such corresponding entry in the Register once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

24.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender and the Agent makes a corresponding entry in the Register pursuant to Clause 24.11 (The Register). The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and make such corresponding entry in the Register.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender and make such corresponding entry in the Register once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

24.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24.8, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to

Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.10	Assignment to Federal Reserve Bank

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, without notice to or consent of any Party, to any U.S. Federal Reserve Bank provided that (i) no Lender shall be relieved of any of its obligations under this Agreement as a result of any such assignment and pledge and (ii) in no event shall such U.S. Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action under this Agreement.

24.11	The Register

For U.S. federal income tax purposes only, the Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender. Without limitation of any other provision of this Clause 24 (Changes to the Lenders), no transfer shall be effective until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender may treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice. The foregoing provisions are intended to comply with the registration requirements in U.S. Treasury Regulation Section 5f.103-1 so that the Loan are considered to be in “registered form” pursuant to such regulation.

25.	CHANGES TO THE HEDGE COUNTERPARTIES

25.1	Accession of Hedge Counterparties

(a)	An accession of a new Hedge Counterparty is effected when the Agent executes an otherwise duly completed Hedge Counterparty Accession Deed, delivered to it by the Company and the new Hedge Counterparty or, if later, the date specified in the Hedge Counterparty Accession Deed. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Hedge Counterparty Accession Deed appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Hedge Counterparty Accession Deed.

(b)	The Agent shall only be obliged to execute a Hedge Counterparty Accession Deed delivered to it by the Company and the new Hedge Counterparty:

(i)	if the new Hedge Counterparty is a Lender; and

(ii)	once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such new Hedge Counterparty.

(c)	The new Hedge Counterparty shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Hedge Counterparty.

25.2	Resignation of Hedge Counterparties

(a)	A resignation of a Hedge Counterparty is effected when

(i)	the Agent executes an otherwise duly completed Hedge Counterparty Resignation Letter, delivered to it by the Company and the relevant Hedge Counterparty. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Hedge Counterparty Resignation Letter appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Hedge Counterparty Resignation Letter; or

(ii)	all amounts under the Finance Documents (other than the Hedging Agreements) have been finally and irrevocably repaid or prepaid and the Facility has been cancelled and, if the relevant Hedging Agreement(s) have not been irrevocably paid or repaid, the Company has procured that a guarantee equivalent to that contained in Clause 18 (Guarantee and Indemnity) has been given in favour of the relevant Hedge Counterparty or Hedge Counterparties on a bilateral basis.

(b)	The resigning Hedge Counterparty shall be released from its obligations as and will no longer be entitled to any rights as a Hedge Counterparty under this Agreement (including pursuant to Clause 18 (Guarantee and Indemnity)).

(c)	If a Hedge Counterparty is no longer a Lender it shall resign under this Clause 25.2 and the Company will procure that a guarantee equivalent to that contained in Clause 18 (Guarantee and Indemnity) is given in favour of the resigning Hedge Counterparty on a bilateral basis.

26.	CHANGES TO THE OBLIGORS

26.1	Assignments and transfers by Obligors

Subject to Clause 26.2 (Topco Substitution), no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2	Topco Substitution

(a)	Subject to paragraph (b), MGHL may, at any time by 10 Business Days’ written notice to the Agent (such notice period to run concurrently with the notice period contemplated within paragraph (b) of the definition of Permitted Reorganisation), request that Topco becomes the Company for all purposes under this Agreement (a “Topco Substitution”).

(b)	Subject to compliance with the provisions of Clause 20.8 (“Know your customer” checks), MGHL may effect a Topco Substitution if:

(i)	Topco has acceded, or will accede simultaneously with the Topco Substitution, to this Agreement as, and remains, as an Additional Guarantor;

(ii)	MGHL is, or will become simultaneously with the Topco Substitution, a wholly-owned subsidiary of Topco; and

(iii)	a copy of the court order approving the scheme of arrangement referred to in paragraph (b) of the definition of Permitted Reorganisation has been delivered to the Agent.

(c)	Nothing in this Clause 26.2 shall invalidate any agreement or election made by MGHL in its capacity as Company prior to the Topco Substitution or any notice served to or by MGHL in its capacity as the Company prior to the Topco Substitution.

26.3	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries or, upon or following a Topco Substitution, Topco becomes an Additional Borrower. Topco or that Subsidiary shall become an Additional Borrower if:

(i)	it is Topco or it is incorporated in the same jurisdiction as an existing Borrower or all the Lenders approve the addition of that Subsidiary;

(ii)	it also becomes an Additional Guarantor in accordance with Clause 26.5 (Additional Guarantors);

(iii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary or, upon or following following a Topco Substitution, Topco, as applicable, becoming an Additional Borrower; and

(v)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(c)	Upon becoming an Additional Borrower that Subsidiary or Topco, as applicable, shall make any filings (and provide copies of such filings) as required by paragraph (k) of Clause 13.2 (Tax gross-up) and paragraph (b) of Clause 13.10 (HMRC DT Treaty Passport scheme confirmation) in accordance with those paragraphs.

26.4	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

at which time that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

26.5	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries or Topco become an Additional Guarantor. That Subsidiary or Topco shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

26.6	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.7	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	all the Lenders have consented to the Company’s request; and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 26.4 (Resignation of a Borrower),

at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

27.	ROLE OF THE AGENT AND THE ARRANGER

27.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	For the avoidance of doubt, the Agent is not appointed by any Hedge Counterparty nor is the Agent authorised to act on behalf of any Hedge Counterparty.

27.2	Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(g)

The Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000

(Regulated Activities) Order 2001 or to lend money to any Borrower in its capacity as Agent.

(h)	The Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

27.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall, as soon as reasonably practicable, disclose the same upon the written request of the Company or the Majority Lenders.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated by the Finance Documents;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 30.11 (Disruption to Payment Systems etc.), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 27.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Any liability of the Agent arising under this Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at the time of entering into this Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

(f)	The liability of the Agent under this Agreement will not extend to any liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, liabilities arising from: nationalisation, exproportion or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

27.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). The indemnity given by each Lender under or in connection with this Agreement is a continuing obligation, independent of such Lender’s other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other Finance Document.

27.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with the current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties subject to the prior consent of the Company (such consent not to be unreasonably withheld or delayed).

(e)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)	The Agent shall resign in accordance with paragraph (b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(j)	the Agent fails to respond to a request under Clause 13.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(k)	the information supplied by the Agent pursuant to Clause 13.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(l)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the

Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

27.12	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.13	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.14	Relationship with the Lenders

(a)	Subject to Clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 32.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and sub-paragraph (a)(iii) of Clause 32.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, and each Lender warrants to the Agent and the Arranger that it has not relied on and will not at any time rely on the Agent or the Arranger in respect of any of these matters.

27.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.17	Agent’s Management Time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and Expenses) and Clause 27.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources in relation to any Default or Event of Default or any prior investigation thereof and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

27.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	SHARING AMONG THE FINANCE PARTIES

29.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.6 (Partial payments).

29.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

29.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

29.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

29.5	Exceptions

(a)	This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

30.	PAYMENT MECHANICS

30.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in such principal financial centre in a Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

30.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 27.18 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

30.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 30.1 (Payments to the Agent) may instead either :

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 30.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 27.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 30.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

30.6	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.	SET-OFF

After the occurrence of an Event of Default a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	NOTICES

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer:

(i)	as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice; or

(ii)	which is identified with its name in the Amendment and Restatement Agreement.

32.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent (save to the extent otherwise required under sub-paragraph (g)(ii) of Clause 13.2 (Tax gross-up)).

(d)	Any communication or document made or delivered to the Company in accordance with this Clause 32 will be deemed to have been made or delivered to each of the Obligors.

32.4	Notification of address and fax number

Promptly upon receipt of notification of an address and/or fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5	Electronic communication

(a)	Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.6	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed unless such replacement Agent becomes an Impaired Agent.

32.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.	CALCULATIONS AND CERTIFICATES

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3	Day count convention

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

(b)	For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under this Agreement or in connection with this Agreement is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

33.4	Canadian Obligors

If any provision of this Agreement would oblige a Canadian Obligor to make any payment of interest or other amount payable to any Finance Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Finance Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provisions, as regards to a Canadian Obligor only, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Finance Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(a)	first, by reducing the amount or rate of interest required to be paid under this Agreement; and

(b)	thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

34.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance

Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.	AMENDMENTS AND WAIVERS

36.1	Required consents

(a)	Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

36.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment;

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.4 (Finance Parties’ rights and obligations), Clause 24 (Changes to the Lenders), this Clause 36, Clause 40 (Governing Law) or Clause 41.1 (Jurisdiction); or

(viii)	the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity); or

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or any Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or the Hedge Counterparty as the case may be.

36.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining :

(i)	the Majority Lenders; or

(ii)	whether :

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of sub-paragraphs (a)(i) and (a)(ii) above.

(b)	For the purposes of this Clause 36.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

36.4	Excluded Commitments

If:

(a)	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 5 Business Days of that request being made; or

(b)	at any time following a Flotation, any Lender which is not a Defaulting Lender fails to respond to such a request within 15 Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

36.5	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in sub-paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 36 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 90 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in sub-paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

37.	CONFIDENTIALITY

37.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.3 (Disclosure of Confidential Information) and Clause 37.4 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2	Confidentiality of Funding Rates and Reference Bank Quotations

(a)	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (c)(i), (c)(ii) and (c)(iii) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 9.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor , as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)	The Agent’s obligations in this Clause 37.2 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 9.4 (Notifications of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

(e)	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(f)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37.2.

37.3	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to receive communications,

notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 27.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (b)(i) or (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to sub-paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to sub-paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)	Notwithstanding paragraphs (a) to (d) above, any Lender may disclose the size and term of the Facility and the name of each of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents.

37.4	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to sub-sub-paragraphs (a)(i) to (a)(xi) above; and

(xiii)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that, prior to a Flotation, none of the information set out in sub-paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

37.5	Entire agreement

This Clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (b)(v) of Clause 37.3 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37.

37.8	Continuing obligations

The obligations in this Clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

37.9	Tax Disclosure

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind, the “tax structure” and “tax treatment” (in each case within the meaning of the U.S. Treasury Regulation Section 1.6011-4) of the Facility and any materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing relating to such tax structure and tax treatment.

38.	USA PATRIOT ACT AND OTHER LEGISLATION

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, The Proceeds of Crime (Money Laundering) and Terrorism Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with such laws.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 41.1 is for the benefit of the Finance Parties only. As a result, and notwithstanding paragraph (a) above, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints MGHL as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and MGHL accepts each such appointment); and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

42.	WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that: (a) this waiver is a material inducement to enter into this agreement, (b) it has already relied on this waiver in entering into this Agreement; and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS1

Name of Original Borrowers	Registration number (or equivalent, if any)

Markit Group Holdings Limited	06240773

Name of Original Guarantors[2]	Registration number (or equivalent, if any)

Markit Group Holdings Limited	06240773

Markit Group Limited	04185146

Markit Valuations Limited	03352562

Markit Equities Limited	03771325

Markit North America, Inc.	Delaware incorporated

Markit Indices Limited	04215405

Markit Economics Limited	02610943

Markit Securities Finance Analytics Limited (previously called Data Explorers Limited)	03492630

Markit WSO Corporation	Texas incorporated

Markit EDM Limited (previously called Cadis Software Limited)	05581696

Markit EDM Hub Limited(previously called Cadis Software Hub Limited)	02415370

Markit on Demand, Inc.	Delaware incorporated

Markit Securities Finance Analytics Inc. (previously called Data Explorers Incorporated)	Delaware incorporated

[1]	MarkitSERV, LLC, MarkitSERV Limited, MarkitSERV FX Limited and Markit Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under Luxembourg law, having its registered office at 12, rue Guillaume Schneider, L-2522 Luxembourg, registred with the register of commerce and companies of Luxembourg under the number B 175.342 and having a share capital of USD 35,233,500 acceded as Guarantors in April 2013.
[2]	BOAT Services Limited (06127985) and Markit Securities Finance Analytics Consulting Limited (previously called Data Explorers Consulting Limited) (05028526) resigned as Guarantors and thinkFolio Limited (04190478) acceded as a Guarantor, in each case on or around the date of the Amendment and Restatement Agreement.

Name of Original Guarantors[2]	Registration number (or equivalent, if any)

Markit Analytics Inc.	3456561

PART II THE ORIGINAL LENDERS

Name of Original Lender	Commitment US$	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)

HSBC Bank plc	400,000,000	N/A

The Royal Bank of Scotland plc	250,000,000	N/A

Barclays Bank PLC	200,000,000	N/A

Royal Bank of Canada	200,000,000	N/A

Total	1,050,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors (or, in the case of the Company, a committee of the board) of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A copy of a resolution of the board of directors of the Company, establishing the committee referred to in paragraph (a) above.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(e)	If applicable (it being acknowledged that this paragraph (d) is not applicable in the case of any US Obligors or Canadian Obligors), a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which such person is a party.

(f)	A certificate of each Original Obligor (signed by a director or authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(g)	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(h)	In relation to any Obligor incorporated or organised in a state of the U.S. or the District of Columbia, a copy of a good standing certificate issued on or about the first Utilisation Date by the Secretary of State or other appropriate official of each such Obligor’s jurisdiction of incorporation or organisation.

(i)	A certificate in form and substance satisfactory to the Agent of an authorized officer of each U.S. Obligor as to the solvency of such U.S. Obligor.

(j)	In relation to any Canadian Obligor, a copy of a certificate of compliance or status or similar certificate with respect to such Canadian Obligor issued by the applicable governmental authority.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement.

(b)	The Fee Letters executed by the parties thereto.

4.	Other Documents and Evidence

(a)	The Original Financial Statements of each Original Obligor.

(b)	The Group Structure Chart.

(c)	The Base Case Model.

(d)	A certificate of the Company signed by a director confirming that, as of a date no earlier than the date of this Agreement, each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

(e)	Evidence (in a form satisfactory to the Lenders) that the Existing Facility will be prepaid and cancelled and all security granted in support of the Existing Facility discharged on the first Utilisation Date.

(f)	Confirmation by each of the Lenders of satisfaction with all applicable “know your customer” requirements.

(g)

A certificate of the Company signed by a director addressed to the Finance Parties confirming which companies within the Group are Material Companies and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 21.1 (Financial definitions)) and aggregate turnover of the Original

Guarantors (in each case calculated on a consolidated basis and excluding all intra-Group items) exceeds 80% of the EBITDA (as defined in Clause 21.1 (Financial definitions)), and consolidated turnover of the Group.

(h)	A report dated no earlier than 5 Business Days before the date of this Agreement by Clifford Chance LLP on the status of the European Commission’s investigation and the US Department of Justice’s investigation relating to the Group.

(i)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(j)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Company prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(k)	A copy of an extract from the shareholders’ register of the Company evidencing the conversion into equity of the unsecured convertible loan notes 2010.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor (other than a Dutch Additional Obligor), including in relation to a Luxembourg Guarantor an up-to-date excerpt and certificate of non-inscription of judicial decisions dated as at a date no earlier than the date of the Accession Letter.

3.	A copy of a resolution of the board of directors or other appropriate governing body of the Additional Obligor (other than a Dutch Additional Obligor):

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	If applicable (it being acknowledged that this paragraph is not applicable in the case of any US Obligors, Canadian Obligors or Topco), a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor (other than a Dutch Additional Obligor), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.	A certificate of the Additional Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.	If available, the latest audited financial statements of the Additional Obligor.

10.	In relation to any Additional Obligor incorporated or organised in a state of the U.S. or the District of Columbia, a copy of a good standing certificate issued on or about the accession date by the Secretary of State or other appropriate official of each such Obligor’s jurisdiction of incorporation or organisation.

11.	A certificate in form and substance satisfactory to the Agent of an authorized officer of each U.S. Additional Obligor as to the solvency of such U.S. Additional Obligor.

12.	In relation to any Additional Obligor incorporated or organised in the Cayman Islands, a copy of a good standing certificate with respect to each such Additional Obligor issued by the Registrar of Companies in the Cayman Islands.

13.	In relation to any Additional Obligor incorporated in Bermuda, a copy of a certificate of compliance with respect to each such Additional Obligor issued by the Registrar of Companies in Bermuda.

14.	In relation to any Canadian Obligor, a copy of a certificate of compliance or status or similar certificate with respect to such Canadian Obligor issued by the applicable governmental authority.

15.	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England.

16.	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

17.	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 41.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

18.	Dutch Obligors

(a)	A copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of each Dutch Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Dutch Obligor.

(b)	A copy of a resolution of the board of managing directors of each Dutch Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	if applicable, authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	If applicable, a copy of the resolution of the board of supervisory directors of each Dutch Obligor approving the resolutions of the board of managing directors referred to under paragraph (b) above and, if relevant, appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest.

(d)	A copy of the resolution of the shareholder(s) of each Dutch Obligor approving the resolutions of the board of managing directors referred to under paragraph (b) above, if relevant, and appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest.

(e)	A specimen of the signature of each member of the board of managing directors of each Dutch Obligor and, if applicable, each person authorised by the resolutions referred to in sub-paragraphs (ii) and/or (iii) of paragraph (b) above in relation to the Finance Documents.

(f)	A certificate of an authorised signatory of the relevant Dutch Obligor certifying that each copy document relating to it specified in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)	If applicable, a copy of (i) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of any of any of the Finance Documents.

SIGNATURES

THE COMPANY

MARKIT GROUP HOLDINGS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

THE ORIGINAL BORROWER

MARKIT GROUP HOLDINGS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

THE ORIGINAL GUARANTORS

MARKIT GROUP HOLDINGS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT GROUP LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT VALUATIONS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT EQUITIES LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT NORTH AMERICA INC.

By:	/s/ Kevin Gould

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT INDICES LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

BOAT SERVICES LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT ECONOMICS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT SECURITIES FINANCE ANALYTICS LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT SECURITIES FINANCE ANALYTICS CONSULTING LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT EDM LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT EDM HUB LIMITED

By:	/s/ Rony Grushka

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT WSO CORPORATION

By:	/s/ Joseph Widner

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT ON DEMAND, INC.

By:	/s/ James Tanner

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT SECURITIES FINANCE ANALYTICS INCORPORATED

By:	/s/ Kevin Gould

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

MARKIT ANALYTICS INC.

By:	/s/ Kevin Gould

Address:	4th floor, 25 Ropemaker Street, London EC2Y 9LY

THE ARRANGER

HSBC BANK PLC

By:	/s/ [illegible]

Address:	HSBC Home and Eastern Counties Corporate Banking Centre Metropolitan House, CBX3, Floor 6 321 Avebury Boulevard Milton Keynes MK9 2GA

BARCLAYS BANK PLC

By:	/s/ [illegible]

Address:	5 The North Colonnade, Canary Wharf London E14 4BB

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ [illegible]

Address:	135 Bishopsgate, London, EC2M 3UR

THE AGENT

HSBC BANK PLC

By:	/s/ [illegible]

Address:	Corporate Trust & Loan Agency, Level 24 8 Canada Square London E14 5HQ

THE ORIGINAL LENDERS

HSBC BANK PLC

By:	/s/ [illegible]

Address:	HSBC Home and Eastern Counties Corporate Banking Centre Metropolitan House, CBX3, Floor 6 321 Avebury Boulevard Milton Keynes MK9 2GA

BARCLAYS BANK PLC

By:	/s/ [illegible]

Address:	5 The North Colonnade Canary Wharf London E14 4BB

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ [illegible]

Address:	280 Bishopsgate, London, EC2M 4RB

SIGNATURES

THE COMPANY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT GROUP HOLDINGS LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

THE BORROWER

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT GROUP HOLDINGS LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

THE GUARANTORS

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT GROUP HOLDINGS LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT GROUP LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT VALUATIONS LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT EQUITIES LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Adam Kansler
a duly authorised representative

for and on behalf of
MARKIT NORTH AMERICA INC.	/s/ Adam Kansler
Signature

Address:	620 8th Avenue, 35th Floor, New York, NY 10018

Signed by Taber Johnson

a duly authorised representative

for and on behalf of
MARKIT INDICES LIMITED	/s/ Taber Johnson
Signature

Address:	Walter-von-Cronberg, Platz 6, Frankfurt, 60594, Germany

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT ECONOMICS LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT SECURITIES FINANCE ANALYTICS LIMITED

/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT EDM LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKIT EDM HUB LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Joe Widner

a duly authorised representative

for and on behalf of
MARKIT WSO CORPORATION	/s/ Joe Widner
Signature

Address:	5430 LBJ Freeway, STE. 800, Dallas, TX, 75240, USA

Signed by Catherine Allegra

a duly authorised representative

for and on behalf of
MARKIT ON DEMAND, INC.	/s/ Catherine Allegra
Signature

Address:	5718 Central Avenue, Boulder, CO, 80301, USA

Signed by Kevin Gould

a duly authorised representative

for and on behalf of
MARKIT SECURITIES FINANCE ANALYTICS INC.

/s/ Kevin Gould
Signature

Address:	620 8th Avenue, 35th Floor, New York, NY 10018

Signed by David Peterson

a duly authorised representative

for and on behalf of
MARKIT ANALYTICS INC.	/s/ David Peterson
Signature

Address:	1285 West Pender Street, 8th Floor, Vancouver, BC,

MARKIT LUXEMBOURG S.À R.L.

Duly represented by:	/s/ Benoit Bauduin
Signature

Name:	Benoit Bauduin

Title:	B category manager and authorised signatory

Address:	12, rue Guillaume Schneider, L-2522 Luxembourg

Signed by Brad Levy

a duly authorised representative

for and on behalf of
MARKITSERV, LLC	/s/ Brad Levy
Signature

Address:	620 8th Avenue, 35th Floor, New York, NY 10018

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKITSERV LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

Signed by Jeff Gooch

a duly authorised representative

for and on behalf of
MARKITSERV FX LIMITED	/s/ Jeff Gooch
Signature

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

THE NEW GUARANTOR

Signed as a deed by THINKFOLIO LTD

/s/ Jeff Gooch	Signature of Director

Jeff Gooch	Name of Director

in the presence of:

/s/ Viktoria Grohmann	Signature of witness

Viktoria Grohmann	Name of witness

Address:	4th floor, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY

THE ARRANGER

Signed by

a duly authorised representative

for and on behalf of
HSBC BANK PLC	/s/ [illegible]
Signature

Signed by

a duly authorised representative

for and on behalf of

BARCLAYS BANK PLC	/s/ [illegible]
Signature

Signed by

a duly authorised representative

for and on behalf of

THE ROYAL BANK OF SCOTLAND PLC

/s/ [illegible]

Signature

Signed by

a duly authorised representative

for and on behalf of

ROYAL BANK OF CANADA

/s/ [illegible]

Signature

Address:	Royal Bank of Canada, Thames Court, One Queenhithe
London, EC4V 3DQ

THE LENDERS

Signed by

a duly authorised representative

for and on behalf of

HSBC BANK PLC	/s/ [illegible]
Signature

Signed by

a duly authorised representative

for and on behalf of
BARCLAYS BANK PLC	/s/ [illegible]
Signature

Signed by

a duly authorised representative

for and on behalf of

THE ROYAL BANK OF SCOTLAND PLC

/s/ [illegible]
Signature

THE NEW LENDER

Signed by

a duly authorised representative

for and on behalf of

ROYAL BANK OF CANADA

/s/ [illegible]
Signature

Address:	Royal Bank of Canada, Thames Court, One Queenhithe
London, EC4V 3DQ

THE AGENT

Signed by

a duly authorised representative

for and on behalf of

HSBC BANK PLC	/s/ [illegible]
Signature

Address:	Corporate Trust & Loan Agency, HSBC Bank plc
Level 27, 8 Canada Square, London E14 5HQ